                                                                   Exhibit 10.45

                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTION 200.80(b)(4),
                                                            200.83 AND 240.24b-2





                             City Contract No.91518

                                 UNSUBORDINATED
                                  GROUND LEASE

                            [LOGO - CITY OF PHOENIX]

                            PHOENIX SKY HARBOR CENTER
                                PHOENIX, ARIZONA

                                 CITY OF PHOENIX

                                    LANDLORD

                                       AND

                              AMERICA WEST AIRLINES

                                     TENANT
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                                TABLE OF CONTENTS

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
ARTICLE 1 - LEASE OF THE SITE ..........................................        1

    Section 1.1. Premises ..............................................        1
    Section 1.2. Term ..................................................        1
    Section 1.3. Renewal Options .......................................        1
    Section 1.4. Exercise of Renewal Options ...........................        2

ARTICLE 2 - DEFINITIONS ................................................        3
    Section 2.1. Definitions ...........................................        3

ARTICLE 3 - RENT .......................................................        6

    Section 3.1. Net Rent ..............................................        6

                 A. Net Rent ...........................................        6
                 B. Monthly Installments ...............................        6
                 C. Additional to Other Payments .......................        6

    Section 3.2. Rent Absolutely Net ...................................        6
    Section 3.3. Non-Subordination .....................................        7
    Section 3.4. No Release of Obligations .............................        7

ARTICLE 4 - ADDITIONAL PAYMENTS ........................................        8
    Section 4.1. "Additional Payments" Defined .........................        8
    Section 4.2. Payments ..............................................        9
    Section 4.3. Contest ...............................................        9
    Section 4.4. Assessment Reduction ..................................        9
    Section 4.5. Hold Harmless .........................................        9
    Section 4.6. Government Property Lease Excise Tax ..................       10

ARTICLE 5 - INSURANCE ..................................................       11
    Section 5.1. Tenant Obligation to Insure ...........................       11

                 A. MINIMUM SCOPE AND LIMITS OF INSURANCE ..............       11
                 B. SELF-INSURED RETENTIONS ............................       12
                 C. OTHER INSURANCE REQUIREMENTS .......................       13
                 D. NOTICE OF CANCELLATION .............................       14
                 E. ACCEPTABILITY OF INSURERS ..........................       15
                 F. Verification of coverage ...........................       15
                 G. Approval...........................: ...............       15

    Section 5.2. Blanket Insurance .....................................       15
    Section 5.3. Expiration of Term ....................................       16
    Section 5.4. Risk of Loss ..........................................       16
    Section 5.5. Failure to Maintain Insurance .........................       16
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                                TABLE OF CONTENTS

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ARTICLE 6 - SURRENDER ..................................................       18
    Section 6.1. Surrender-Removable Property ..........................       18
    Section 6.2. Waste .................................................       18
    Section 6.3. Title .................................................       18
    Section 6.4. Soil and Buildings Tests ..............................       18
    Section 6.5. Failure to Correct Hazardous Conditions or Obtain Tests       19
    Section 6.6. Survival of Provisions ................................       19

ARTICLE 7 - LANDLORD'S PERFORMANCE FOR TENANT ..........................       20
    Section 7.1. Cures-Rights, Costs, and Damages ......................       20

ARTICLE 8 - MAINTENANCE ................................................       21
    Section 8.1. Absence of Warranties .................................       21
    Section 8.2. Permitted Uses ........................................       21
    Section 8.3. Maintenance, Repairs, Indemnity .......................       21
    Section 8.4. Performance by Landlord ...............................       22
    Section 8.5. Alterations ...........................................       22

ARTICLE 9 - COMPLIANCE .................................................       23
    Section 9.1. Tenant Obligations ....................................       23
    Section 9.2. Avigation Requirements and Limitations ................       23
    Section 9.3. Certificate of Occupancy ..........- ..................       24

ARTICLE 10 - CONSTRUCTION OF NEW BUILDING AND LANDSCAPING ..............       25

    Section 10.1. Concept Plans ........................................       25
    Section 10.2. General Description ..................................       25
    Section 10.3. Approval of Plans ....................................       25
    Section 10.4. Government Approval ..................................       26
    Section 10.5. Completion Requirements ..............................       26
    Section 10.6. Ownership of Buildings and Improvements ..............       26
    Section 10.7. Grant of Easements ...................................       27
    Section 10.8. Driveway Parcel ......................................       27

ARTICLE 11 - IMPAIRMENT OF LANDLORD'S TITLE ............................       28

    Section 11.1. No Liens .............................................       28
    Section 11.2. Discharge ............................................       28
    Section 11.3. No Implied Consent ...................................       28
    Section 11.4. No Agency Intended ...................................       29

ARTICLE 12 - INSPECTION ................................................       30
    Section 12.1. Inspection and Entry .................................       30
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ARTICLE 13 - INDEMNIFICATION ...........................................       31
    Section 13.1.Indemnification of Landlord ...........................       31

ARTICLE 14 - DAMAGE OR DESTRUCTION .....................................       33
    Section 14.1. Tenant Repair and Restoration ........................       33
    Section 14.2. Payment of Insurance Proceeds ........................       33
                    A. Certificates of Costs ...........................       34
                    B. Sums Paid to Tenant .............................       34
                    C. Deficiency ......................................       34
    Section 14.3. Failure to Commence Repairs ..........................       34
    Section 14.4. Cure by Mortgagee ....................................       35
    Section 14.5. Lease Obligations Continue ...........................       35
    Section 14.6. Damage at End of Term ................................       35
                    A. Tenant Election to Terminate ....................       35
                    B. Adjustment of Additional Payments ...............       36
    Section 14.7. Mutual Termination ......: ...........................       36

ARTICLE 15 - CONDEMNATION ..............................................       37
    Section 15.1. Total, Substantial, or Unusable Remainder ............       37
                    A. If at any time during the term of this Lease ....       37
                    B. Demolition--Award ...............................       37

    Section 15.2. Partial Taking--Lease Continues .......................      38

                    A. Landlord Entitlement ............................       38
                    B. Award Payment ...................................       38
                    C. Restoration of Remainder ........................       38
                    D. Payouts by Depositary ...........................       39
                    E. Reduction of Net Rent ...........................       39
                    F. Interim Rent Payment ............................       39

    Section 15.3. Division of Award .....................................      39
    Section 15.4. Rights of Participation ...............................      40
    Section 15.5. Notice of Proceeding ..................................      41

ARTICLE 16 - SUBTENANT NON-DISTURBANCE .................................       42
    Section 16.1. Agreement for Non-Disturbance of Subtenants ...........      42

ARTICLE 17 - ASSIGNMENT, SUBLETTING, MORTGAGE ..........................       44
    Section 17.1. Prior Consent-Permitted Subleases .....................      44
    Section 17.2. Rent From Assignee ....................................      44
    Section 17.3. Continuing Liability ..................................      45
    Section 17.4. Assignee Bound ........................................      45
    Section 17.5. Consent Limited .......................................      45
    Section 17.6. Permitted Mortgages--Conditions of ....................      46
    Section 17.7. Mortgages--Provisions .................................      46
    Section 17.8. Notice of Mortgagees ..................................      47
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                               TABLE OF CONTENTS

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     Section 17.10. Conditions of Cure.................................... 48
     Section 17.11. New Lease with Mortgagee.............................. 48
     Section 17.12. Priority of New Lease................................. 49
     Section 17.13. Assignment of Subleases............................... 49
     Section 17.14. Landlord's Lien Waiver................................ 50

ARTICLE 18 -- DEFAULT BY TENANT........................................... 51
     Section 18.1.  Events of Default..................................... 51
                    A. Monetary Default................................... 51
                    B. Non-Monetary Default............................... 51
                    C. Bankruptcy, Voluntary.............................. 51
                    D. Bankruptcy, Involuntary............................ 51
                    E. Insurance, Lapse or Termination.................... 51
     Section 18.2.  Notice and Termination................................ 52
     Section 18.3.  Reletting............................................. 52
     Section 18.4.  Tenant Liability Continues............................ 52
     Section 18.5.  No Implied Waivers.................................... 53
     Section 18.6.  Remedies Cumulative................................... 53
     Section 18.7.  Late Charge........................................... 53

ARTICLE 19 -- DEFAULT BY LANDLORD......................................... 53
     Section 19.1.  Limitations of Landlord's Liability................... 53
     Section 19.2.  Remedies.............................................. 54

ARTICLE 20 -- UNENFORCEABLE TERMS......................................... 55
     Section 20.1.  Provisions Severable.................................. 55

ARTICLE 21 -- NOTICES..................................................... 56
     Section 21.1.  Notices............................................... 56
     Section 21.2.  Notice to First Permitted Mortgagee of Record Only.... 56

ARTICLE 22 -- CONDITION................................................... 58
     Section 22.1.  Condition of Premises................................. 58

ARTICLE 23 -- QUIET ENJOYMENT............................................. 58
     Section 23.1.  Quiet Enjoyment....................................... 58

ARTICLE 24 -- ESTOPPEL.................................................... 59
     Section 24.1  Estoppel Certificates.................................. 59

ARTICLE 25 -- CONSENTS.................................................... 59
     Section 25.1. ....................................................... 59

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ARTICLE 26 - ADJOINING EXCAVATION ......................................       60

        Section 26.1. Entry and Repairs ................................       60

ARTICLE 27 - LANDLORD NOT LIABLE .......................................       60

        Section 27.1. Limitation of Liability ..........................       60

ARTICLE 28 - MISCELLANEOUS .............................................       61
        Section 28.1. Tax Incentives; Payment in Lieu of Taxes (PILOT) .       61
        Section 28.2. Travel Reduction Programs ........................       61
        Section 28.3. Choice of Law ....................................       62
        Section 28.4. Memorandum .......................................       62
        Section 28.5. Entire Agreement .................................       62
        Section 28.6. Captions .........................................       62
        Section 28.7. Execution and Delivery ...........................       62
        Section 28.8. Singular and Plural, Gender ......................       62
        Section 28.9. Multiple Parties .................................       62
        Section 28.10. Exhibits and Incorporation ......................       63
        Section 28.11. Immigration Reform and Control Act of 1986 (IRCA)       63
        Section 28.12. City's Right of Cancellation ....................       63

ARTICLE 29 - EQUAL EMPLOYMENT OPPORTUNITY ..............................       64

ARTICLE 30 - FEDERAL, GRANT ASSURANCE

        CONTRACTUAL PROVISIONS .........................................       65
        Section 30.1. Non-Discrimination Provisions ....................       65
        Section 30.2. Other Federal Requirements .......................       66

ARTICLE 31 - CONDITIONS OF DEVELOPMENT .................................       68
        Section 31.1. Additional Definitions ...........................       68
        Section 31.2. Reservation of Easements .........................       68

                A. Easement Over Common Areas ..........................       68
                B. Delegation of Use ...................................       69
                C. Entry for Construction and Maintenance ..............       69
                D. Utility Easements to be Granted Only by Landlord ....       69
                E. Airport Avigation Easement ..........................       70
                F. Reference to Easements Not Required .................       70

        Section 31.3. Regulation of New Buildings ......................       70

                A. Approval Required ...................................       70
                B. Filing Fee ..........................................       71
                C. Basis for Approval ..................................       71
                D. Result of Inaction ..................................       71
                E. Proceeding with Work ................................       71
                F. Responsibility ......................................       72


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                                TABLE OF CONTENTS
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
                  G. Variances ....................................................       72
                  H. Exemption of Landlord ........................................       72
    Section 31.4 Uses and Maintenance .............................................       72
                  A. General Restrictions .........................................       72
                  B. Specific Prohibitions ........................................       73
                  C. Drainage .....................................................       76
                  D. Erosion and Lateral Support ..................................       76
                  E. Variances ....................................................       76
                  F. Exemption of Landlord ........................................       76
    Section 31.5 Common Areas and Assessments .....................................       76
                  A. Maintenance and Insurance for Common Areas ...................       76
                  B. Creation of Lien .............................................       77
                  C. Insurance on Common Areas ....................................       77
                  D. Regular Assessments ..........................................       77
                  E. Special Assessments ..........................................       78
                  F. Reimbursement Assessment .....................................       78
                  G. Capital Improvement Assessment ...............................       78
                  H. Collection of Assessments; Liens .............................       78

ARTICLE 32 - INUREMENT ............................................................       80
    Section 32.1 Covenants Bind and Inure .........................................       80

ARTICLE 33 - COMPLIANCE WITH ENVIRONMENTAL LAWS ...................................       81
    Section 33.1 Definitions ......................................................       81
                  A. "Environmental Laws" .........................................       81
                  B. "Regulated Substances" .......................................       81
                  C. "Release" ....................................................       82
    Section 33.2 Compliance .......................................................       82
    Section 33.3 Indemnification ..................................................       82
    Section 33.4 Noncompliance ....................................................       84

ARTICLE 34 - UNAVOIDABLE DELAY ....................................................       86
   Section 34.1  Unavoidable Delay; Extension of Time of Performance ..............       86

ARTICLE 35 - OPTION TO LEASE ADDITIONAL PROPERTY ..................................       87
   Section 35.1  Option to Lease ..................................................       87
   Section 35.2  Exercise of Option ...............................................       87
   Section 35.3  Tenant's Maintenance Obligations and Restrictions on Entry .......       87
   Section 35.4  Option Parcel Lease ..............................................       88
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Section 35.5 Conveyance of Option Parcel Leasehold ................................       88
         A. Title Insurance .......................................................       88
         B. Conveyance of Leasehold Interest and Delivery of Possession ...........       89
         C. Execution of Documents by Landlord ....................................       89
         D. Recordation of Documents ..............................................       89
         E. Taxes and Assessments .................................................       89

                                    EXHIBITS

                   Exhibit "A" Legal Description

                   Exhibit "B" Parcel Map

                   Exhibit "C" Net Rent Schedule

                   Exhibit "D" Tenant's Concept Plans

                   Exhibit "E" Access Agreement

                          ARTICLE 1 -- LEASE OF THE SITE

       SECTION 1.1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and in consideration of the terms and conditions contained herein, that certain parcel of land consisting of approximately 734,636 square feet, including any and all improvements presently existing thereon, in the City of Phoenix, County of Maricopa, State of Arizona, more particularly described in Exhibits "A" (legal description) and "B" (parcel map) attached hereto, which land is hereinafter called the "Land" and which Land, together with the improvements presently situated thereon or to be constructed thereon is hereinafter referred to as the "Premises," subject, however, to:

       A. Other covenants, restrictions, easements, agreements, and reservations of record, if any.

       B. Present and future building restrictions and regulations, zoning laws, ordinances, resolutions and regulations of the municipality in which the land lies and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions, and bodies of any municipal, county, state, or federal authority, now or hereafter having jurisdiction. In this regard Tenant is reminded of the applicability of the Regulations of the Federal Aviation Administration (F.A.A.) and the federal Environmental Protection Agency (E.P.A).

       C. The provisions of the Redevelopment Plan and the Sky Harbor Center Hazardous Materials Handling Guidelines, copies of which are in the possession of the parties hereto and which are incorporated herein by this reference.

       D. The condition and state of repair of the Premises as the same may be on the Commencement Late.

       SECTION 1.2. TERM. The term of this Lease shall commence on the date of execution ("Commencement Date"), and shall expire at 12:00 midnight on the last day of the Rental Period, unless this Lease is sooner terminated as hereinafter provided.

       Section 1.3. RENEWAL OPTIONS. If this Lease has not been previously terminated, Tenant shall have the option ("Renewal Option"), exercisable at any time not later than nine (9) months prior to Lease expiration, to extend the Lease term for an additional five (5) year period ("Extension Period"). If this Lease has not been previously terminated, Tenant shall have an additional 5-year Renewal Option, exercisable during the fourth year of the first Extension Period.

       SECTION 1.4. EXERCISE OF RENEWAL OPTIONS. The Renewal Options granted herein may be exercised by Tenant as set forth in Section 1.3 by Tenant giving written notice of exercise to Landlord, provided that Tenant's right to exercise the Renewal Options shall be conditioned upon Tenant's not being in default under this Lease.

                         (This is the end of Article 1)

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                            ARTICLE 2 - DEFINITIONS

       SECTION 2.1. DEFINITIONS. For the purposes of this Lease, the following words shall have the definition and meaning hereafter set forth:

       "Architectural Committee": Those individuals designated by Landlord for the purpose of administering the provisions of the Design Standards Manual and the Conditions of Development set forth in Article 31 of this Lease.

       "Center": Phoenix Sky Harbor Center.

       "Concept Plans": The preliminary plans approved by the Landlord which shall consist of a site plan, exterior elevation plan, landscaping plan, and parking and driveway plan.

       "Depositary": The institutional lender holding a first Permitted Mortgage or, if there be none, a bank or trust company having its principal office in Maricopa County selected by Tenant with a net worth of not less than $50 million.

       "Design Standards Manual": The guidelines which shall be promulgated from time to time by the Architectural Committee for the purpose of assisting users in preparing building, landscaping, site development and other plans or materials which are subject to review by the Architectural Committee. The
Design Standards Manual may sometimes be referred to herein as the "Phoenix Sky Harbor Center Design Guidelines Manual" or as the "Phoenix Sky Harbor Center Design Standards Manual."

       "Event of Default": As defined in Section 18.1.

       "Extension Period": As defined in Section 1.3.

       "Impositions": As defined in Section 4.1.

       "Institutional Lender": Any savings bank, bank or trust company, savings and loan association, insurance company, college or university, governmental pension or retirement funds or systems, any pension retirement funds or systems of which any of the foregoing shall be trustee or any other commercial lending institution with a net worth of not less than $50,000,000, provided the same be organized under the laws of the United States or of any State thereof, or a Real Estate Investment Trust as defined in Section 856 of the Internal Revenue Code of 1986 as amended.

       "Land": As defined in Section 1.1.

       "Landlord": The City of Phoenix.

       "Landscaping": All landscaping and landscape watering systems and related improvements to be installed on or in the Land pursuant to Article 10.

       "Mortgagee": The holder, trustee, or beneficiary of any Permitted
Mortgage.

       "New Building": Any and all structures or improvements to be constructed on the Land which shall be constructed pursuant to Article 10.

       "Option(s)": As defined in Section 35.1.

       "Option Parcel(s)": As defined in Section 35.1.

       "Option Period": As defined in Section 35.2.

       "Permitted Mortgage": Any Mortgage or security interest that constitutes a lien upon this Lease, the leasehold estate hereby created, and/or Tenant's interest in the New Building. Such Mortgage shall comply with the requirements of Article 17.

       "Premises": As defined in Section 1.1 and described in Exhibits "A" and "B".

       "Related Subtenants": Any subtenant under a sublease where:

              (1) said subtenant is a parent, subsidiary, or division of the Tenant; or,

              (2) the Tenant owns a proprietary partnership, stock, or other interest in the subtenant equal to a minimum of twenty-five percent (25%) bona fide equity ownership for six (6) consecutive months immediately prior to the execution of any sublease or assignment; or,

              (3) at least one-third (1/3) of the subtenant's gross annual income is derived or obtained from business conducted with or through Tenant, or its parent, subsidiaries, or divisions.

       "Renewal Option": As defined in Section 1.3.

       "Rental Period": The 20-Year period beginning with the execution of this Unsubordinated Ground Lease.

       "Second Notice": As defined in Section 18.2.

       "Sublease": Any agreement, written or oral, by which Tenant gives any individual or entity any rights of use or occupancy of or any benefit flowing from the Premises or a portion thereof, including a permit, license or concession.

       "Tenant": The Tenant named herein and its successors and assigns.

       "Unavoidable Delays": As defined in Section 34.1.

       "Work": As defined in Section 14.1.

       "Year": Unless otherwise specified, a 12-month period beginning on successive anniversaries of the Commencement Date, but if the Commencement Date shall be other than the first day of the month, then the first day of the month following the Commencement Date.

                         (This is the end of Article 2)

                             ARTICLE 3 -- RENT

       SECTION 3.1. NET RENT.

       A. NET RENT. Tenant shall pay to Landlord, in such United States of America coin or currency as at the time of payment shall be legal tender for the payment of public and private debts at the addresses specified or furnished pursuant to Section 21.1 during the term of this Lease a net annual rental ("Net Rent") per square foot of Land as set forth in the Net Rent Schedule attached hereto as Exhibit "C".

       B. MONTHLY INSTALLMENTS. All payments of annual Net Rent shall be made in twelve (12) equal monthly installments, without notice, on the first day of each and every month, except that if the Rental Period hereof shall begin on a day other than the first day of the month, the first payment of Net Rent attributable to the newly commencing rental period shall be prorated to the end of that month.

       C. ADDITIONAL TO OTHER PAYMENTS. Net Rent shall be in addition to and over and above all of the other payments to be made by Tenant as hereinafter provided.

       SECTION 3.2. RENT ABSOLUTELY NET. It is the purpose and intent of the Landlord and Tenant that Net Rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield to Landlord the Net Rent herein specified each Year during the term of this Lease, free of any charges, assessments, Impositions, or deductions of any kind charged, assessed, or imposed on or against the Premises and without abatement, deduction or set-off by the Tenant, except as hereinafter otherwise specifically provided in Article 15, and Landlord shall not be expected or required to pay any such charge, assessment or Imposition or be under any obligation or liability hereunder except as herein expressly set forth, and that all costs expenses, and obligations of any kind relating to the maintenance and operation of the Premises, including all construction, alterations, repairs, reconstruction, and replacements as hereinafter provided, which may arise or become due during the term hereof shall be paid by Tenant, and Landlord shall be indemnified and saved harmless by Tenant from and against such costs, expenses, and obligations.

       SECTION 3.3. NON-SUBORDINATION. Landlord's interest in this Lease, as the same may be modified, amended or renewed, shall not be subject or subordinate to
(a) any mortgage now or hereafter placed upon Tenant's interest in this Lease, or (b) any other liens or encumbrances hereafter affecting Tenant's interest in this Lease.

       SECTION 3.4 NO RELEASE OF OBLIGATIONS. Except for either a mutual release and waiver of rights and liabilities arising under this Lease or to the extent provided in Articles 14 and 15 no happening, event, occurrence, or situation during the Rental Period, whether foreseen or unforeseen, and however extraordinary (including, without limitation, Tenant's failure, refusal, or inability for any reason to construct the New Building) shall permit the Tenant to quit or surrender the Premises or this Lease nor shall it relieve the Tenant of its liability to pay the Net Rent and Additional Payments and other charges under this Lease, nor shall it relieve the Tenant of any of its other obligations under this Lease.

                         (This is the end of Article 3)

                        ARTICLE 4 -- ADDITIONAL PAYMENTS

       SECTION 4.1. "ADDITIONAL PAYMENTS" DEFINED. Tenant shall pay as Additional Payments during the Term hereof, without notice (except as specifically provided) and without abatement, deduction or setoff (except as provided in Section 4.3), before any fine, penalty, interest, or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all sums, impositions, costs, expenses and other payments and all taxes (including personal property taxes and taxes on rents, leases or occupancy, if any), assessments, special assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, licenses, and permit fees, any expenses incurred by Landlord on behalf, of Tenant pursuant to Sections 5.8 and 8.4 hereof, including the Administrative Fee provided for therein, and other governmental or quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which, at any time during the Term hereof may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or with respect to, or become a lien on, the Premises or any part thereof, or any appurtenances thereto, any use or occupation of the Premises, or such franchises as may be appurtenant to the use of the Premises (all of which are sometimes herein referred to collectively as "Impositions" and individually as "Imposition") provided, however, that:

       A. if, by law, any Imposition may at the option of the Tenant be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments as they become due during the Term hereof before any fine, penalty, further interest or cost may be added thereto; and

       B. any Imposition (including Impositions which have been converted into installment payments by Tenant, as referred to in paragraph (A) of this Section 4.1) relating to a fiscal period of the taxing authority, a part of which period is included within the Term hereof and a part of which is included in the period of time after the expiration of the Term hereof shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or become a lien upon the Premises, or shall become payable, during the Term hereof) be adjusted between Landlord and Tenant as of the expiration of the Term hereof, so that Tenant shall pay that portion of such Imposition attributable to the tenancy period and Landlord shall pay the remainder thereof.

       SECTION 4.2. PAYMENTS. Tenant shall pay to Landlord, with and in addition to the monthly rental payments, all taxes imposed by any governmental unit on the rentals received by Landlord pursuant to the terms of this Lease. Tenant shall pay all other impositions directly to the taxing authority or authorities.

       SECTION 4.3. CONTEST. Tenant, if it shall so desire, may contest the validity or amount of any Imposition, in which event, Tenant may defer the payment thereof during the pendency of such contest; provided, that upon request by Landlord at any time after the same shall have become due, Tenant shall deposit with the Landlord any amount sufficient to pay such contested item together with the interest and penalties thereon (as reasonably estimated by Landlord), which amount shall be applied to the payment of such item when the amount thereof shall be finally fixed and determined. Nothing herein contained, however, shall be so construed as to allow such item to remain unpaid for a length of time that permits the Premises or any part thereof, or the lien thereon created by such Imposition to be sold for the nonpayment of the same.
If the amount so deposited shall exceed the amount of such payment, the excess shall be paid to Tenant or, in case there shall be any deficiency, the amount of such deficiency shall be promptly paid by Tenant to Landlord together with all interest, penalties or other charges accruing thereon. At any time that the Tenant hereunder is an Institutional Lender, the requirements for deposits set forth in this Section shall be waived by Landlord.

       SECTION 4.4. ASSESSMENT REDUCTION. Tenant may, if it shall so desire, without expense to Landlord, endeavor at any time to obtain a lowering of the assessed valuation upon the Premises for the purpose of reducing taxes thereon. However, in such event, Landlord will not be required to cooperate with Tenant and may in fact oppose such endeavor. Tenant shall be authorized to collect any tax refund payable as a result of any proceeding Tenant may institute for that purpose and any such tax refund shall be the property of Tenant to the extent to which it may be based on a payment made by Tenant.

       SECTION 4.5. HOLD HARMLESS. Landlord shall not be required to join in any action or proceeding referred to in Sections 4.3 or 4.4 (unless required by law or any rule or regulation in order to make such action or proceeding effective, in which event any such action or proceeding may be taken by Tenant in the name of the Landlord only with Landlord's prior written consent). Tenant hereby agrees to save Landlord harmless from all costs, expenses, claims, loss or damage by reason of, in connection with, on account of, growing out of, or resulting from, any such action or proceeding.

       SECTION 4.6. GOVERNMENT PROPERTY LEASE EXCISE TAX. As required under Arizona Revised Statutes Section 42-6206, Tenant is hereby notified of its potential tax liability under the Government Property Lease Excise Tax provisions of Arizona Revised Statutes, Section 42-6201, et seq. Failure of Tenant to pay the tax after notice and an opportunity to cure is an Event of Default that could result in the termination of Tenant's interest in this Lease and of its right to occupy the Premises.

                         (This is the end of Article 4)

                             ARTICLE 5 -- INSURANCE

       SECTION 5.1. TENANT OBLIGATION TO INSURE. Tenant shall procure and maintain for the duration of this Lease, at Tenant's own cost and expense, insurance against claims for injuries to persons or damages to property which may arise from or in connection with this Lease by the Tenant, its agents, representatives, employees or contractors.

       The insurance requirements herein are minimum requirements for this Lease and in no way limit the indemnity covenants contained in this Lease. The City in no way warrants that the minimum limits contained herein are sufficient to protect the Tenant from liabilities that might arise out of this Lease for the Tenant, its agents, representatives, employees or contractors and Tenant is free to purchase such additional insurance as may be determined necessary.

       A. MINIMUM SCOPE AND LIMITS OF INSURANCE

       Tenant shall provide coverage at least as broad and with limits of liability not less than those stated below.

       1. Commercial General Liability - Occurrence Form (Form CG 0001, ed. 10/93 or any replacements thereof)

General Aggregate/for the Premises               $5,000,000
Products-Completed Operations Aggregate          $1,000,000
Personal & Advertising Injury                    $1,000,000
Each Occurrence                                  $2,000,000
Fire Damage (Any one fire)                       $   50,000
Medical Expense (Any one person)                  Optional

       2. Excess Liability

       Follow Form excess of Commercial General liability, and Employers Liability. Necessary only if primary limits are not sufficient to meet minimum requirements.

          Each Occurrence                           $ ______________
          Aggregate Limit                           $ ______________

       3. Workers' Compensation and Employers' Liability

          Workers' Compensation                Statutory
          Employers' Liability
                Each Accident                  $1,000,000
                Disease-Policy Limit           $1,000,000
                Disease-Each Employee          $1,000,000

       4. Builders' Risk Insurance (Course of Construction)

       In an amount equal to the initial construction contract amount plus additional coverage equal to the contract amount for all subsequent modifications thereto for all work at or on the Premises.

       5. All Risk Property Insurance

       Upon completion of construction, all risk property insurance in an amount equal to the replacement cost of the building.

       B. SELF-INSURED RETENTIONS

       Any self insured retentions must be declared to the City.

       C. OTHER INSURANCE REQUIREMENTS

       The policies are to contain, or be endorsed to contain, the following provisions:

       1.     Commercial General Liability

              a. Landlord, its officers, officials, agents and employees are to be named as additional insureds with respect to liability arising out of: the use and/or occupancy of the Premises and activities performed by or on behalf of the Tenant; products and completed operations of the Tenant.

              b. The Commercial General Liability Insurance shall include broad form contractual liability coverage.

              c. Landlord, its officers, officials, agents and employees shall be additional insureds to the full limits of liability purchased by the Tenant, even if those limits of liability are in excess of those required by this Lease.

              d. The Tenant's insurance coverage shall be primary insurance with respect to Landlord, its officers, officials, agents and employees. Any insurance or self-insurance maintained by Landlord, its officers, officials or employees or volunteers shall be in excess of the Tenant's insurance and shall not contribute to it.

              e. The Tenant's insurance shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurer's liability.

              f. Coverage provided by the Tenant shall not be limited to the liability assumed under the indemnification provisions of this Lease.

       g. The policies shall contain a waiver of subrogation against Landlord, its officers, officials, agents, employees and volunteers for losses arising from Tenant's operations, occupancy and use of the Premises and/or other actions covered by Tenant's insurance.

       2.     Workers' Compensation and Employers' Liability Coverage

       3. Builders Risk Insurance (Course of Construction) and All Risk Property Insurance

              a. This insurance shall be written on an all risk form and shall include, if specifically requested by Landlord, coverage for flood and earthquake.

              b. All rights of subrogation are hereby waived against Landlord, its officers, officials, agents, employees and volunteers.

              c. The policies shall contain a standard loss payee clause naming Landlord as loss payee.

              d. Builders' Risk Insurance must provide coverage from the time any covered property becomes the Contractor's responsibility, and continuing without interruption during construction, renovation, or installation, including any time during which the covered property is being transported to the construction installation site, and while on the construction or installation site awaiting installation.

       D. NOTICE OF CANCELLATION

       Each insurance policy required by the insurance provisions of this Agreement shall provide the required coverage and shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after thirty (30) days' prior written notice has been sent to Landlord at the address provided herein for the giving of notice. Such notice shall be by certified mail, return receipt requested.

       E. ACCEPTABILITY OF INSURERS

       Insurance is to be placed with insurers duly licensed or approved unlicensed companies in the State of Arizona and with a "Best's" rating of not less than A-:VII or equivalent rating acceptable to the City. Landlord in no way warrants that the above required minimum insurer rating is sufficient to protect the Tenant from potential insurer insolvency.

       F. VERIFICATION OF COVERAGE

       Tenant shall furnish Landlord with Certificates of Insurance (ACORD form or equivalent approved by Landlord) and with original endorsements effecting coverage as required by this Agreement. The certificates and endorsements for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. Any policy endorsements that restrict or limit coverage shall be clearly noted on the Certificate of Insurance.

       All certificates and endorsements are to be received and approved by Landlord before work commences. Each insurance policy required by this Lease must be in effect at or prior to commencement of work under this Lease and remain in effect for the duration of the work.

       All certificates of insurance required by this Lease shall be sent directly to Landlord at the address and in the manner provided in this Lease for the giving of notice. Landlord's lease/contract number, Tenant's name and description of the Premises shall be provided on the Certificates of Insurance.

       G. APPROVAL

       Any modification or variation from the insurance requirements in this Lease shall be approved by Landlord's Law Department, whose decision shall be final. Such action will not require a formal Lease amendment, but may be made by administrative action.

       SECTION 5.2. BLANKET INSURANCE. Nothing in this Article 5 shall prevent Tenant from obtaining insurance of a kind and in the amount provided for under this Article 5 under a blanket insurance policy or policies which cover other properties owned or operated by Tenant as well as the Premises; provided, however, that any such policy of blanket insurance of the kind provided for by Section 5.1 shall specify therein, or Tenant shall furnish Landlord a written statement from the insurers under such policies specifying, the amount of the total insurance allocated to the Premises, which amount shall be not less than the amount required herein. No blanket policy shall contain any clause that would result in the insured thereunder being required or permitted to carry insurance with respect to the property covered thereby in an amount less than the full insurable value of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy.

       SECTION 5.3. EXPIRATION OF TERM. Subject to the approval of the insurer(s), if Landlord desires to assume existing insurance coverage at the expiration of the Lease Term hereof, all policies (except blanket policies) shall be transferred to Landlord free of all right, title and interest of Tenant and those claiming under Tenant, and Landlord shall pay to Tenant an amount equal to the unearned premiums apportioned as of such expiration date. If Landlord does not desire to assume existing policies of insurance at the expiration of the term hereof, all existing policies shall be canceled and any refund of premium returned to Tenant.

       SECTION 5.4. RISK OF LOSS. At no time during the Term hereof, will Landlord be required to carry any insurance covering or affecting the Premises, and Tenant assumes the risk of any loss, damage, or claims throughout the Term hereof, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees and contractors.

       SECTION 5.5 FAILURE TO MAINTAIN INSURANCE. If Tenant fails or refuses to provide a copy of the renewal insurance certificates, together with evidence of payment of premiums therefor as required by Section 5.1(F) herein, or otherwise fails or refuses to procure or maintain insurance as required by this Lease, Landlord shall have the right, at Landlord's election, and upon three (3) business days prior written notice, to procure and maintain such insurance. The premiums paid by Landlord shall be due and payable from Tenant to Landlord on the first day of the month following the date on which the premiums were paid. Landlord shall give prompt notice of the payment of such premiums, stating the amounts paid and the names of the insurer(s) and insured(s).

       Notwithstanding the provisions of the foregoing paragraph, the lapse or cancellation of any policy of insurance required herein, in whole or in part for the benefit of Landlord, shall be an event of default. No cure of such default can be accomplished unless a new or renewed policy is issued which specifically provides the required coverage to the Landlord for any liability arising during the lapsed or previously uncovered period.

                         (This is the end of Article 5)

                             ARTICLE 6 - SURRENDER

      SECTION 6.1. SURRENDER--REMOVABLE PROPERTY. Upon the expiration of the term of this Lease or on the sooner termination thereof, Tenant shall peaceably and quietly leave, surrender, and yield up to the Landlord all of the Premises, including all improvements thereon, broom-clean and free of occupants, and shall repair all material damage to the Premises (as reasonably determined by Landlord) caused by or resulting from the removal of any removable property of Tenant or of subtenants, normal wear and tear excepted. Any property of Tenant or any subtenant which shall remain in the Building after the expiration of the Term hereof or sooner termination thereof shall be deemed to have been abandoned, and may either be retained by Landlord as its property or disposed of in such manner as Landlord may see fit. If such property or any part thereof shall be sold, Landlord shall receive and retain the proceeds of such sale. Tenant shall be liable to Landlord for any and all costs of removal and the repair of any and all damages caused thereby in excess of any proceeds received by Landlord from any sale of Tenant's property pursuant to this provision.

      SECTION 6.2. WASTE. Tenant shall not commit or suffer to be committed any waste or impairment of the Premises.

      SECTION 6.3. TITLE. Except as provided in Section 10.6 below, upon issuance of a Certificate of Occupancy title to the New Building shall automatically vest in Landlord without the requirement of any deed, conveyance, or bill of sale thereon. However, if Landlord should require any such document in confirmation thereof, Tenant shall execute, acknowledge, and deliver the same.

      SECTION 6. SOIL AND BUILDINGS TESTS. Within the three (3) months immediately preceding the expiration of this Lease or within (2) two months of any earlier termination of the Lease, Tenant shall deliver to Landlord a soil and building conditions report prepared by a qualified engineer, licensed by the State of Arizona, stating that the Premises are free of any hazardous materials as they are defined in the Sky Harbor Center Hazardous Materials Handling Guidelines or identified by either the United States Environmental Protection Agency or similar State agency as such. Except as provided in Section 6.5, below, if any hazardous materials are identified, Tenant is fully personally liable for removing the hazard and leaving the Premises in a hazard free condition, except to the extent present on Premises prior to the Commencement Date (as identified or referred to as potential hazards in the Phase I and Phase II environmental reports prepared for Tenant by Speedie and Associates on October 13, 1999, and January 11, 2000, respectively, copies of which were provided by Tenant to Landlord) or as a result of any act or omission of Landlord, its employees, agents, businesses or contractors.

      SECTION 6.5. FAILURE TO CORRECT HAZARDOUS CONDITIONS OR OBTAIN TESTS. Should Tenant fail to deliver to Landlord the report required by Section 6.4, Landlord may cause a report to be prepared to like effect and Tenant shall be liable to Landlord for one hundred thirty percent (130%) of the cost of said report. Should the report provided by either Landlord or Tenant state that the Premises cannot be used or leased in a hazard free condition, Tenant shall forthwith cause the hazardous condition to be fully corrected at Tenant's expense; further, Tenant shall be required to pay to Landlord an amount equal to one hundred fifty percent (150%) of the Net Rent and Additional Payments theretofore owing until the Premises are restored to a hazard free condition. This shall not be construed as an extension of an expired or terminated lease but solely as damages to Landlord due to Tenant's activities which prevent Landlord from re-leasing the Premises. Tenant, following such lease expiration or termination shall be allowed access to the Premises only to the extent necessary to remove or otherwise correct any hazard, and shall conduct no gainful business activity whatsoever at said Premises.

      SECTION 6.6. SURVIVAL OF PROVISIONS. The provisions of this Article 6 shall survive the expiration or any termination of this Lease.


                         (This is the end of Article 6)

                 ARTICLE 7 -- LANDLORD'S PERFORMANCE FOR TENANT

     SECTION 7.1. CURES--RIGHTS, COSTS, AND DAMAGES. If Tenant shall fail to pay any Imposition or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision, limitation, or condition herein contained within thirty (30) days after written notice from Landlord, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of Tenant, immediately and without notice. Bills for any expense required by Landlord in connection therewith, and bills for all such expenses and disbursements of every kind and nature whatsoever, including reasonable attorney's or administrative fees, involved in collection or endeavoring to collect the rent or Additional Payments or any part thereof, or enforcing or endeavoring to enforce any right against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense, and disbursements involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor, or services provided furnished, or rendered, or caused to be furnished or rendered, by Landlord to Tenant, with respect to the Premises and other equipment and construction work done for the account of the Tenant together with interest at the rate of eighteen percent (18%) per annum compounded monthly from the respective dates of the Landlord's making of each such payment or incurring of each such cost or expense, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills and if not paid when due the amount thereof shall immediately become due and payable as Additional Payments.

                         (This is the end of Article 7)

                              ARTICLE 8 -- MAINTENANCE

      SECTION 8.1. ABSENCE OF WARRANTIES. Tenant has leased the Premises after a full and complete examination thereof, as well as the title thereto and knowledge of its present uses and nonuses. Tenant accepts the same in the condition or state in which they now are without any representation or warranty, express or implied in fact or by law, by Landlord and without recourse to Landlord, as to the title thereto, the nature, condition, or usability thereof or the use or uses to which the Premises or any part thereof may be put. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises or to provide any off-site improvements, such as utilities or paving, or other forms of access to the Premises, other than what may already exist on the Commencement Date, throughout the Term hereof. Tenant hereby assumes the full and sole responsibility for the condition, construction, operation, repair, demolition, replacement, maintenance, and management of the Premises, including but not limited to the performance of all burdens running with the Land.

      SECTION 8.2. PERMITTED USES. In no event shall the Premises or any part thereof be used for any purpose prohibited by Article 31 (Conditions of Development). Additionally, use of the Premises by Tenant is hereby restricted to airline training, flight simulation or ancillary office facilities or other airline purposes, and the Premises may not be used for any other purpose without the prior written consent of Landlord, which may be given or withheld at Landlord's reasonable discretion. The foregoing notwithstanding, the Driveway Parcel may only be used for vehicular access to the Premises and for no other purpose whatsoever. Moreover, any permitted use which involves the handling, production and/or storage of Hazardous Materials on the Premises shall be subject to the Sky Harbor Center Hazardous Materials Handling Guidelines and to all federal, state and local laws rules and regulations pertaining to same.

      SECTION 8.3. MAINTENANCE, REPAIRS, INDEMNITY. Tenant shall take good care of the Premises, make all repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, and shall maintain and keep the Premises and the sidewalks, curbs, and landscaping in good order, repair, and condition in accordance with City of Phoenix standards and this Lease, whichever is more stringent. Tenant shall also keep the sidewalks and gutters in front of the Premises free and clear from rubbish and shall not obstruct the same or allow the same to be obstructed in any manner. Tenant shall indemnify Landlord and save it harmless from any and all claims or demands, upon or arising out of any accident, injury, or damage to any person or property occurring in or upon the Premises or any part thereof, or upon the sidewalks about the Premises, however caused, and shall keep the Premises free and clear of any and all mechanics' liens or other similar liens or charges incidental to work done or material supplied in or about the Premises.

      SECTION 8.4. PERFORMANCE BY LANDLORD. In the event Tenant fails to maintain and repair the Premises in the condition required by Section 8.3 hereof, Landlord, without being under any obligation to do so and without thereby waiving any default, may after thirty (30) days written notice to Tenant and Tenant's failure to perform the work (or, in the event of an emergency or a threat to safety, immediately and without notice to Tenant) perform or have performed any and all such work as it, in its sole and absolute discretion, deems reasonably necessary to maintain or restore the Premises to its required condition. Any and all work performed by or for Landlord pursuant to this
Section 8.4, shall be deemed to have been undertaken for and at the expense of Tenant. All cost incurred by Landlord in undertaking such work shall, along with an administrative fee equaling twenty percent (20%) of such costs and expenses ("Administrative Fee"), be subject to the provisions of Section 7.1 hereof.

      SECTION 8.5. ALTERATIONS. Except as provided in Article 10 hereof or with the prior written consent of Landlord, Tenant shall not erect any structures, make any improvements, or do any other construction work on the Premises or alter, modify, or make additions, improvements, or repairs to or replacements of any structure, now existing or built at any time during the Term hereof, or install any fixtures (other than trade fixtures removable without injury to the Premises) which would (i) affect the structural integrity of the New Building or existing buildings on which the work is to be performed or (ii) affect or modify the exterior or design of the New Building or existing buildings or (iii) interfere with or affect utility systems on the Premises (other than heating, ventilating, and air conditioning systems installed by Tenant) or (iv) require filing of plans with, or other approval by, the Architectural Committee. In the event any such construction, improvement, alteration, modification, addition, repair, or replacement is made without such approval, then, upon reasonable notice so to do, the Tenant will remove the same, or, at the option of the Landlord, cause the same to be changed to the satisfaction of the Landlord. In case of any failure on the part of Tenant to comply with such notice, the Landlord may effect the removal or change, and the Tenant shall pay the costs thereof to the Landlord on demand and such costs and expenses shall be subject to the provisions of Section 7.1 hereof.


                         (This is the end of Article 8)

                            ARTICLE 9 -- COMPLIANCE

      SECTION 9.1. TENANT OBLIGATIONS. Tenant shall assume and perform any and all obligations of Landlord under any existing recorded covenants, easements, and agreements affecting the title to the Premises and shall diligently comply with, at its own expense during the Term hereof, all present and future laws, acts, rules, requirements, orders, directions, ordinances, and/or regulations, ordinary or extraordinary, foreseen or unforeseen, concerning the Premises or any part thereof, or the use thereof, or the streets adjacent thereto, of any federal, state, municipal, or other public department, bureau, officer, or authority, or other body having similar functions, or of any liability, fire, or other insurance company having policies outstanding with respect to the Premises, whether or not such laws, acts, rules, requirements, orders, directions, ordinances and/or regulations require the making of structural alterations or the use or application of portions of the Premises for compliance therewith or interfere with the use and enjoyment of the Premises, the intention of the parties being with respect thereto that Tenant during the Term hereby granted, shall discharge and perform all the obligations of Landlord, as well as all obligations of Tenant, arising as aforesaid, and save Landlord harmless therefrom, so that at all times the rental of the Premises shall be net to the Landlord without deduction or expenses on account of any such law, act, rule, requirement, order direction, ordinance and/or regulation whatever it may be; provided, however, that Tenant may, in good faith (and wherever necessary, in the name of, but without expense to and with the prior written permission of, Landlord), contest the validity of any such law, act, rule, requirement, order, direction, ordinance and/or regulation and, pending the determination of such contest, may postpone compliance therewith, except that Tenant shall not so postpone compliance therewith, as to subject Landlord to the risk of any fine or penalty or to prosecute for a crime, or to cause the Premises or any part thereof to be condemned or to be vacated.

      SECTION 9.2. AVIGATION REQUIREMENTS AND LIMITATIONS. Tenant acknowledges the limitations placed upon the land and Premises by virtue of its proximity to the Phoenix Sky Harbor International Airport. Such avigation requirements and limitations are for the purpose of free and unobstructed passage of aircraft in, through and across the air space above and over the land and Premises. A detailed statement of the requirements and limitations are set forth in Article 30 of this Lease and Tenant specifically agrees to be bound thereby.

      SECTION 9.3. CERTIFICATE OF OCCUPANCY. Tenant shall obtain any Certificate of Occupancy with respect to the Premises which may at any time be required by any governmental agency having jurisdiction thereof.


                         (This is the end of Article 9)

                    ARTICLE 10 --CONSTRUCTION OF NEW BUILDING
                                 AND LANDSCAPING

      SECTION 10.1. CONCEPT PLANS. In accordance with the approved Concept Plans (attached as Exhibit "D") Tenant shall develop, or shall cause to be developed, construction plans, specifications and landscaping plans for the New Building, which shall be an office/training/flight simulation facility of approximately 150,000 square feet, pursuant to the Design Guidelines, for submittal to the Architectural Committee.

      SECTION 10.2. GENERAL DESCRIPTION. Within six months after the execution of this Lease and approval by the Architectural Committee pursuant to the Design Guidelines of the construction plans, specifications and landscaping for the New Building, Tenant shall commence the construction of the New Building and Landscaping as approved. The New Building and Landscaping shall be constructed solely upon the Land and shall be completed within 18 months from the commencement of construction. For the purposes of this Lease, construction shall be deemed to have commenced when a building permit has been issued, materials have been delivered and work on the structure is visible.

      SECTION 10.3. APPROVAL OF PLANS. At least thirty (30) days before commencement of construction or filing for necessary building permits, Tenant will submit to Landlord for Landlord's approval all plans, documents and specifications for development of the land pursuant to the Design Guidelines. Prior to commencement of construction of the New Building and Landscaping, Tenant will cause the Permitted Mortgagee who is financing construction of the New Building and Landscaping to notify Landlord in writing that it has received and approved the final plans and specifications for the construction thereof. In like manner, Tenant shall submit to Landlord all amendments to said final plans and specifications along with the written approval of such Permitted Mortgagee to all amendments to said final plans and specifications where such approval is required by such Mortgagee. At or prior to the completion date of the New Building and Landscaping, Tenant shall deliver to Landlord true copies of the final "as built" plans and specifications. The approval by Landlord or by such Permitted Mortgagee of the plans and specifications or any other action taken by the Landlord or such Permitted Mortgagee with respect thereto under the provisions of this Lease shall not constitute an opinion or representation by the Landlord or such Mortgagee as to the sufficiency of said plans and specifications nor impose any present or future liability or responsibility upon the Landlord or such Mortgagee.

      SECTION 10.4. GOVERNMENT APPROVAL. Tenant will also obtain the approval of the final plans and specifications by any and all federal, state, municipal, and other governmental authorities, offices, and departments having jurisdiction in the matter, and provide conformed copies of executed approvals to Landlord.

      SECTION 10.5. COMPLETION REQUIREMENTS. Tenant will erect the New Building and install the Landscaping in a good, careful, proper, and workmanlike manner in accordance with:

      A.    The approved plans and specifications;

      B. All provisions of law and any and all permits and authority required by ordinance, code, law, or public regulations or by any authority at any time having jurisdiction over the Premises; and,

      C. The requirements of any public or quasi-public body having similar jurisdiction.

      SECTION 10.6. OWNERSHIP OF BUILDINGS AND IMPROVEMENTS.

      A . DURING TERM. Prior to receipt of a Certificate of Occupancy, title to all buildings and improvements constructed on the Premises by Tenant pursuant to this Lease shall be in the Tenant. Following issuance of a Certificate of Occupancy and thereafter, title shall be in the Landlord.

      B. OWNERSHIP AT TERMINATION. On the expiration or sooner termination of this Lease term (or any extension of such term), title to all buildings and improvements, which constitute or are a part of the Premises, exclusive of trade fixtures and personal property of Tenant and subtenants (which shall expressly be deemed to include Tenant's flight simulators and related equipment), shall (without the payment of compensation to Tenant or others) remain in Landlord free and clear of all claims and encumbrances on such buildings and improvements by Tenant, and anyone claiming under or through Tenant. Any piping, wells, pumps, tanks or other equipment installed on the property by Tenant shall be left in a structurally sound, nonleaking condition so as not to become the source of any future environmental contamination or hazard. Tenant shall then quitclaim to Landlord its possessory interest in the buildings and improvements. Tenant agrees to and shall defend, indemnify and hold Landlord harmless from and against all liability and loss which may arise from the assertion of any claims and any encumbrances on such buildings and Improvements; provided, however, such duty to indemnify and hold harmless shall not apply to any claims or encumbrances which are attributable to the acts or conduct of the Landlord. Additionally, Tenant shall assign to Landlord, and Landlord shall be entitled to the benefit of, any licenses, warranties or guarantees applicable to equipment, systems, fixtures or personal property conveyed or otherwise transferred to, or for the benefit of, Landlord under this Lease. The foregoing notwithstanding, Tenant shall not quitclaim its possessory interest in the aforementioned buildings and equipment to Landlord until such buildings and equipment have been inspected by Landlord and they have been determined not to present a potential environmental hazard. This provision 10.6 shall survive the expiration or earlier termination of this Lease.

      SECTION 10.7. GRANT OF EASEMENTS. Landlord and Tenant each covenant and agree that they will, from time to time, as requested by the other, jointly grant to governmental entities and public utility companies easements or rights of way on, across or under the Land for utility lines and public streets, walks, alleys and access ways to the extent such may be required for the implementation of any approved development plan for the Premises or, so long as such easement does not interfere with Tenant's use and enjoyment of the Premises, for any other property within the Center. The word "utility" shall have the meaning ascribed to it in Section 31.2(D) of this Lease. Tenant acknowledges that Landlord has also reserved the right to grant additional easements as further provided in Section 31.2.

       SECTION 10.8. DRIVEWAY PARCEL. As further provided in the Authorization to Enter City Property ("Access Agreement") executed this date by Landlord and Tenant and attached hereto as Exhibit E, Tenant may construct a driveway across the portion of the Option Parcel identified in Exhibits A and B as the Driveway Parcel, for the sole purpose of providing nonexclusive access to Sky Harbor Circle North from the Premises during the Rental Period and any Extension Periods. Landlord may, in its discretion at any time, provide Tenant with alternate access to Sky Harbor Circle North at a location to be determined by Landlord, in which event a comparable driveway will be constructed at no cost to Tenant. The term of the Access Agreement shall be concurrent with the term of the Lease and any Renewal Periods, subject to termination if Tenant leases the Option Parcel.


                         (This is the end of Article 10)

                  ARTICLE 11 -- IMPAIRMENT OF LANDLORD'S TITLE

      SECTION 11.1. NO LIENS. Tenant shall not create, or suffer to be created or to remain, and shall discharge any mechanic's, laborer's, or materialman's lien which might be or become a lien, encumbrance, or charge upon the Premises or any part thereof or the income therefrom and Tenant will not suffer any other matter or thing arising out of Tenant's use and occupancy of the Premises whereby the estate, rights, and interests of Landlord in the Premises or any part thereof might be impaired.

      The provisions of this Article 11 are not intended to limit any rights Tenant may have under Article 4 of this Lease.

      SECTION 11.2. DISCHARGE. If any such mechanic's, laborer's, or materialman's lien shall at any time be filed against the Premises or any part thereof contrary to the prohibitions set forth above, Tenant, within thirty (30) days after notice of the filing thereof, shall cause such lien to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise. Tenant shall notify Landlord in writing of its action to either satisfy or contest the lien and, if contested, of the matter's status on a monthly basis until concluded. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and costs and expenses incurred by Landlord in connection therewith, shall constitute an Additional Payment payable by Tenant and shall be paid by Tenant to Landlord on demand.

      SECTION 11.3. NO IMPLIED CONSENT. Nothing contained in this Lease shall be deemed or construed in any way as constituting Landlord's expressed or implied authorization, consent or request to any contractor, subcontractor, laborer or materialman, architect, or consultant, for the construction or demolition of any improvement, the performance of any labor or services or the furnishing of any materials for any improvements, alterations to or repair of the Premises or any part thereof.

      SECTION 11.4. NO AGENCY INTENDED. The parties acknowledge that Tenant is entitled to construct the New Building. In connection therewith, the parties agree that Tenant is not the agent of Landlord for the construction, alteration or repair of any improvement Tenant may construct upon the Premises, the same being done at the sole expense of Tenant.

                         (This is the end of Article 11)

                            ARTICLE 12 -- INSPECTION

      SECTION 12.1. INSPECTION AND ENTRY. Landlord shall have the right to show the Premises at any reasonable time during the Term hereof to any prospective purchasers or mortgagees of the same, and may enter upon the Premises, or any part thereof, for the purpose of ascertaining their condition or whether Tenant is observing and performing the obligations assumed by it under this Lease, all without hindrance or molestation from Tenant, provided that such entry does not interfere with Tenant's business operations and provided that Landlord shall give Tenant at least seventy-two (72) hours written notice prior to any inspection of any building interior. Any such inspections by Landlord will be conducted in accordance with Tenant's security requirements.

       The foregoing provision shall not be construed to prohibit or delay any entry by Landlord in its capacity as a municipality exercising its police power or in its criminal law enforcement capacity, nor to any entry authorized by any writ or warrant issued by any Court, nor to any entry authorized by any health or welfare statute, code, ordinance, rule or regulation.

                         (This is the end of Article 12)

                          ARTICLE 13 - INDEMNIFICATION

      SECTION 13.1. INDEMNIFICATION OF LANDLORD

      A. Tenant shall indemnify and save Landlord harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including property damage, personal injury and wrongful death and further including, without limitation, architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the term unless caused by the negligence of Landlord, its agents or employees or a failure to act by the Landlord, its agents or employees when a duty to act is present:

            (1) construction of the buildings or any other work or thing done in, on or about the Premises or any part thereof by Tenant or its agents;

            (2) any use, nonuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises, Option Parcel(s) (at any time after Tenant leases the Option Parcel except to the extent of Tenant's maintenance obligation pursuant to Section 35.3 below) or improvements or any nuisance made or suffered thereon or any failure by Tenant to keep the Premises, Option Parcel(s) (at any time after Tenant leases the Option Parcel except to the extent of Tenant's maintenance obligation pursuant to Section 35.3 below), or improvements or any part thereof, in a safe condition;

            (3) any acts of the Tenant or any subtenant or any of its or their respective agents, contractors, servants, employees, licensees or invitees;

            (4) any fire, accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or improvements or any part thereof;

            (5) any failure on the part of Tenant to pay rent or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with and the exercise by Landlord of any remedy provided in this Lease with respect thereto;

            (6) any lien or claim which may be alleged to have arisen against or on the Premises or improvements or any part thereof or any of the assets of, or funds appropriated to, Landlord or any liability which may be asserted against Landlord with respect thereto to the extent arising, in each such case, out of the acts of Tenant, its contractors, agents, sublessees;

            (7) any failure on the part of Tenant to keep, observe, comply with and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the subleases or other contracts and agreements affecting the Premises or improvements or any part thereof, on Tenant's part to be kept, observed or performed;

            (8) any tax, including any tax attributable to the execution, delivery or recording of this Lease, with respect to events occurring during the term of this Lease.

            The provisions hereof shall survive the expiration or earlier termination of this Lease.

      B. Tenant will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever on the Premises and improvements at the sole risk of Tenant and save the Landlord harmless from any loss or damage thereto by any cause whatsoever except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees and contractors.

      C. The obligations of Tenant under this Section shall not in any way be affected by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part to be performed under insurance policies affecting the Premises.

        D: If any claim, action or proceeding is made or brought against Landlord by reason of any event to which reference is made in this Section, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's name, if necessary, by the attorneys for Tenant's insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord may engage its own attorneys to defend it or to assist in its defense and Tenant shall pay the reasonable fees and disbursements of such attorneys.


                         (This is the end of Article 13)

                       ARTICLE 14 - DAMAGE OR DESTRUCTION

      SECTION 14.1. TENANT REPAIR AND RESTORATION. If, at any time during the Term hereof, the New Building or any part thereof shall be damaged or destroyed by fire or other occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall have sixty (60) days to determine whether to restore and repair or demolish the improvements and to provide written notice to the Landlord of its decision (the "Determination"). Subject to the provisions of Section 14.6, if, at any time during the Term hereof, the Premises, Option Parcel(s) or any part thereof shall be damaged or destroyed by fire or other occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter, restore, replace, or rebuild the same as nearly as possible to its value, condition, and character immediately prior to such damage or destruction [including temporary repairs and work necessary to protect the Premises and Option Parcel(s) from further damage]. Such repair, alteration, restoration, replacement, or rebuilding, including such changes and alterations as aforementioned and including temporary repairs for the protection of other property pending the completion of any thereof, are sometimes referred to in this Article as the "Work." Tenant shall then, at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, either (i) proceed with reasonable diligence to repair, alter, restore, replace, or rebuild the same (subject to the provisions of Section 8.4) so that the damaged portions may once more be occupied; or (ii) in accordance with the provisions of Section 14.6, remove the damaged portion (or the entire New Building, in Tenant's discretion) and restore the affected portion of the Land to a safe condition.

      SECTION 14.2. PAYMENT OF INSURANCE PROCEEDS. All insurance proceeds on account of such damage or destruction under the policies of insurance provided for in Article 5, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof (herein sometimes referred to as the "insurance proceeds") shall be paid to the Depositary. All insurance proceeds shall be applied by the Depositary to the payment of the cost of the Work to the extent such insurance proceeds shall be sufficient for the purpose, and shall be paid out to or for the account of Tenant from time to time as such Work progresses. Subject to any additional requirements or conditions set forth in any Permitted Mortgage which are not inconsistent with the provisions of this Lease, the Depositary shall make such payments or disbursements upon the written request by Tenant when accompanied by the following:

      A. CERTIFICATES OF COSTS. A certificate dated not more than fifteen (15) days prior to such request, signed by Tenant (by an officer, if Tenant be a corporation) and by an architect in charge of the Work who shall be selected by Tenant setting forth that:

            (1) The sum then requested either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, architects, or other persons who have rendered services or furnished materials in connection with the Work, giving a brief description of the services and materials and the several amounts so paid or due and stating that no part thereof has been made the basis of any previous or then pending request or has been paid out of any insurance proceeds received by Tenant, and that the sum requested does not exceed the value of the services and materials described in the certificate. If sums are sought by way of reimbursement the request shall be accompanied by a lien release; if sums are sought for payment in the first instance a lien release shall be submitted to the Depositary within seven (7) day of disbursement by the Depositary; and,

            (2) Except for the amount stated in such certificate to be due as aforesaid, there is no outstanding indebtedness known to the persons signing such certificate after due inquiry which might become the basis of a vendor, mechanic, or materialman or similar lien upon such Work, the Premises or Tenant's leasehold interest, or any part thereof, and

      B. SUMS PAID TO TENANT. Upon compliance with the foregoing provisions of this Section, the Depositary, out of the insurance proceeds, shall pay or cause to be paid to Tenant or to the persons named in the certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be.

      Upon receipt by the Depositary of a lien release from every contractor and subcontractor working on the project and such other evidence satisfactory to it of the character required by 14.2(A) that the Work is complete and paid for in full and that there are no liens of the character referred to therein, and if Tenant is not then in default, the Depositary shall pay to Tenant any remaining balance of said insurance proceeds.

      C. DEFICIENCY. If the insurance proceeds received by the Depositary shall not be sufficient to pay the entire cost of the Work, Tenant shall supply the amount of any such deficiency. Under no circumstances shall Landlord be obligated to make any payment, reimbursement, or contribution towards the cost of the Work.

      SECTION 14.3. FAILURE TO COMMENCE REPAIRS. If the Work shall not have been commenced within six (6) months from the date of the Determination, or if such Work after commencement shall not proceed expeditiously, Landlord may terminate this Lease pursuant to Article 18. On such termination the insurance proceeds received by the Depositary shall be paid over to the Landlord and all policies of insurance and insurance proceeds receivable shall belong to and be retained by Landlord without claim thereon by Tenant, but subject to the rights of any Permitted Mortgagee as herein set forth.

      SECTION 14.4. CURE BY MORTGAGEE. If, within thirty (30) days from receipt by First Permitted Mortgagee of Landlord's notice of any default of Tenant, the holder of the First Permitted Mortgage or any other Permitted Mortgage moves, either itself or through a receiver, to take possession of the Premises and begins or continues the Work; and if, with respect to any default by Tenant under this Lease, the right of Landlord to terminate this Lease shall not have accrued, then the Depositary shall pay over to the holder of such Permitted Mortgage, or to the receiver, as the case may be, the proceeds of insurance pursuant to Section 14.2 upon receipt from the holder of such Permitted Mortgage or such receiver of the certificates of the character required from Tenant under
Section 14.2(A).

      SECTION 14.5. LEASE OBLIGATIONS CONTINUE. In no event shall Tenant be entitled to any abatement, allowance, reduction, or suspension of rent because part or all of the Premises shall be untenantable owing to the partial or total destruction thereof. No such damage or destruction shall affect in any way the obligation of Tenant to pay the rent, Additional Payments, and other charges herein reserved or required to be paid, nor release Tenant of or from obligations imposed upon Tenant hereunder.

      SECTION 14.6. DAMAGE AT END OF TERM. If 50% or more of the square footage of the structural component of the New Building is substantially damaged or destroyed by fire or other casualty at any time during the last five (5) years of the Rental Period:

      A. TENANT ELECTION TO TERMINATE. Tenant may, at its option, terminate this Lease within sixty (60) days after such damage or destruction by serving upon the Landlord at any time within said sixty (60) day period, a ten (10) day written notice of Tenant's election to so terminate, accompanied by the written consent of the holder of any Permitted Mortgage. Such notice of election and consent shall specify the date of termination, which shall be subject to the provisions of Article 6, at which time all Tenant's obligations to pay rent shall cease with the exception of the Additional Payment provisions set out below. In the event that Tenant elects to terminate this Lease, all insurance proceeds on account of such damage or destruction under the policies of insurance provided for in Article 5, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof, and the restoration of the Land to its condition on the Commencement Date, and payment of any outstanding permanent financing used to finance construction of the New Building, shall be paid to Landlord.

      B. ADJUSTMENT OF ADDITIONAL PAYMENTS. Upon the service of such notice and consent, this Lease shall cease and terminate on the termination date specified in such notice and consent with the same force and effect as if such date were the date originally fixed for the termination hereof. With respect to any items of Additional Payment which are payable to Landlord in the event of such termination or which have accrued but are not yet payable at the date of termination, but which are not then capable of ascertainment, Tenant shall pay to Landlord an amount reasonably computed by Landlord, who will hold such payment as trust funds until such Additional Payment becomes determined. Upon the determination of the Additional Payment due, if there be a surplus in the trust account, Landlord will promptly refund the surplus to Tenant; if there be a deficit, Tenant will promptly pay the amount of such deficit to Landlord. If as a result of any action or proceeding to obtain a reduction of Impositions Tenant shall be entitled to a refund, the amount of such refund (less the cost and expense of collection including reasonable attorneys' fees) when collected by Landlord shall be paid by Landlord to Tenant, unless there remains at the time a deficit in the trust account, or unless Tenant shall be otherwise in default under the terms hereof. The covenants and agreements with respect to the adjustment and payment of these items of Additional Payment shall survive the termination hereof.

      SECTION 14.7. MUTUAL TERMINATION. In the event that, prior to the last five (5) years of the Lease term, 50% or more of the square footage of the structural component of the New Building is damaged or destroyed by fire or other casualty, Tenant may request that Landlord consent to termination of 'this Lease in the manner provided in Section 14.6 above.

                         (This is the end of Article 14)

                           ARTICLE 15 -- CONDEMNATION

      SECTION 15.1. TOTAL, SUBSTANTIAL, OR UNUSABLE REMAINDER.


      A. IF AT ANY TIME DURING THE TERM OF THIS LEASE:

            (1) Total or Substantial. Title to the whole or substantially all of the Premises which, for the purpose of this Article 15, shall mean 25% or more of the square footage of the structural component of the New Building, shall be taken in condemnation proceedings or by any right of eminent domain or by agreement in lieu of such proceedings, this Lease shall terminate and expire on the date of such taking and the Net Rent and Additional Payments reserved shall be apportioned and paid to the date of such taking; or

            (2) Remainder Unusable for Purposes Leased. Title to a substantial portion of the Premises shall be taken in condemnation proceedings or by any right of eminent domain or by agreement in lieu of such proceeding, and the remaining part of the Premises cannot feasibly be used or converted for use by Tenant for the uses set forth in Section 8.2 hereof, Tenant may, at its option, terminate this Lease within ninety (90) days after such taking by serving upon Landlord at any time within said ninety (90) day period, a thirty (30) day written notice of Tenant's election to so terminate accompanied by a certificate of Tenant that the remaining part of the Premises cannot feasibly be used or converted for use by Tenant as contemplated in Section 8.2 hereof.

            B. DEMOLITION--AWARD. In the event of such taking and the termination of this Lease:

            (1) The Landlord shall first be entitled to receive such portion of said award or awards with the interest thereon as shall represent compensation for the value of the Land, or the part thereof so taken, considered as improved vacant land unencumbered by this lease and such portion of such award or awards, with the interest thereon, if separately stated in the award or the decree as shall represent consequential damages, if any, to the portion of the Land not so taken, considered as improved vacant land unencumbered by this Lease plus an amount equal to the estimated cost of demolition and removal of the untaken portion of the Building (unless such cost shall have been included in the consequential damages above mentioned);

            (2) The remaining balance of the award shall be divided by the number of years in the full lease term with Tenant receiving a sum equal to the quotient times the number of years remaining on the lease and Landlord receiving the balance after payment of any outstanding permanent financing used to finance construction of the New Building.

      SECTION 15.2. PARTIAL TAKING -- LEASE CONTINUES. In the event of any such taking of less than the whole or substantially all of the Premises and, if such taking is not of the character described in Section 15.1(A)(2) (or if such taking is of such character and the option of Tenant to terminate this Lease is not exercised), the Term of this Lease shall not be reduced or affected in any way, and

      A. LANDLORD ENTITLEMENT. The Landlord shall first be entitled to receive and shall be paid the portion of such award or awards, with the interest thereon, as shall represent compensation for the value of the Land, or the part thereof so taken, considered as improved vacant land unencumbered by this Lease and such portion of such award or awards, with the interest thereon, if separately stated in the award or the decree as shall represent consequential damages, if any, to the portion of the Land not so taken, considered as improved vacant land unencumbered by this Lease.

      B. AWARD PAYMENT. The award or awards (herein sometimes referred to as "Condemnation Proceeds") shall be deposited with the Depositary for disbursement to Landlord and Tenant pursuant to this lease.

      C. RESTORATION OF REMAINDER. If the remaining part of the Premises can feasibly be used or converted for use by Tenant as contemplated in Section 8.2 hereof, Tenant, at its sole cost and expense and whether or not the Condemnation Proceeds payable after disbursement to Landlord under Section 15.2(A) shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter (including any necessary demolition and reconstruction) and restore the remaining part of the Premises to substantially their former condition, so as to be complete, rentable and usable and of the quality provided for in this Lease and the Design Guidelines for the original construction of the affected buildings. If the remaining part of the Premises cannot feasibly be used or converted for use by Tenant as provided in Section 8.2, Tenant, at its sole cost and expense, shall proceed with due diligence to repair, alter (including any necessary demolition and reconstruction) and restore the remaining part of the Premises so as to constitute a complete, rentable building for a purpose deemed appropriate by Landlord in the manner hereinafter provided in this subsection
(C); provided, however, that not less than sixty (60) days prior to proceeding with any such repairs, alterations, or restoration, Tenant shall have given written notice to the Landlord certifying that the remaining part of the Premises cannot feasibly be used or converted for use by Tenant as contemplated in Section 8.2 hereof and requesting approval of a new use, and Landlord shall have approved in writing such restoration and new use.

      Such repairs, alterations, or restoration, including such changes and alterations as above mentioned and including temporary repairs, or the protection of other property pending the completion of any thereof, are sometimes referred to in this Section as the Work;

      D. PAYOUTS BY DEPOSITARY. After the Condemnation Proceeds are deposited with the Depositary under the provisions of Section 15.2(B), the Depositary shall first pay over to Landlord those sums required under Section 15.2(A) and then shall hold, apply, make available and, subject to any additional requirements or conditions set forth in any Permitted Mortgage which are not inconsistent with the provisions of this Lease, pay over to Tenant the remaining Condemnation Proceeds in the same manner as is provided with respect to insurance proceeds under the provisions of Section 14.2, and provided that upon the completion and payment of the cost of the Work, the remaining balance of the Condemnation Proceeds shall be paid to Tenant.

      E. REDUCTION OF NET RENT. The Net Rent payable for that part of the balance of the Term hereof occurring prior to the termination of the Lease, effective as of the date of such partial taking, shall be based on the remaining square footage of leased Land at the prevailing Adjusted Net Rent rate. The Adjusted Net Rent shall thereafter be adjusted as provided in Section 3.1(A)(3) hereof.

      F. INTERIM RENT PAYMENT. Until the amount of the Net Rent payable under
Section 15.3 shall have been ascertained, Tenant shall continue to pay to Landlord during the interim period the Net Rent and Additional Payments as herein provided. If the Net Rent paid during such interim period shall be more or less than the amount of the Net Rent as thereafter ascertained, within thirty
(30) days after the amount of such Net Rent shall have been ascertained, Tenant shall pay to Landlord, the amount of such deficiency or, if there has been an overpayment the amount thereof shall be credited by Landlord to Tenant's next occurring rental payment(s).

      SECTION 15.3. DIVISION OF AWARD. If the order or decree in any condemnation or similar proceeding shall fail separately to state the amount to be awarded to the Landlord and the amount to be awarded to the Tenant under the provisions of Sections 15.1 or 15.2 hereof, by way of compensation, damages, rent, the cost of demolition, removal or restoration or otherwise, and if the Landlord and the Tenant cannot agree thereon within thirty (30) days after the final award or awards shall have been fixed and determined, the value shall be determined by using the following valuation process: Landlord and Tenant, at their respective costs and by notice to the other, shall each appoint a qualified real estate appraiser with at least five (5) years, full-time commercial appraisal experience in Maricopa County to appraise and set the fair market value of the Land (as improved vacant land), upon which the New Buildings and parking areas have been constructed, as of the day of the taking. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market value of the Land. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to arrive at the fair market value of the Land. If the two appraisers are unable to agree on the fair market value of the Land within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days thereafter. If the two appraisers are unable to agree on the third appraiser, either of the parties to this Lease on ten (10) days notice to the other party may apply to the president of the Arizona Chapter of the American Institute of Real Estate Appraisers or any successor association or body of comparable standing if such institute is not then in existence or a court of competent jurisdiction for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and the third appraiser's fee.

      Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the fair market value of the Land. If a majority of the appraisers are unable to determine the fair market value of the Land within the stipulated period of time, the three appraisals of fair market value shall be added together and the sum shall be divided by three and the resulting quotient shall be the fair market value of the Land. If, however, the low and/or high appraisal of fair market value is more than fifteen percent (15%) lower and/or higher than the middle appraisal of fair market value, the low and/or the high appraisal shall be disregarded. Then the remaining two appraisals of fair market value shall be added together and the sum shall be divided by two, and the resulting quotient shall be the fair market value of the Land. If both the low and the high appraisals are disregarded as stated in this subsection (2), the middle appraisal shall constitute the fair market value of the Land. In establishing the fair market value of the Land, the appraisers shall appraise the Land as improved vacant land without regard to the improvements located thereon. The fair market value of the Land shall be determined by the appraisers as of the date of the taking.

      SECTION 15.4. RIGHTS OF PARTICIPATION. Each party shall have the right, at its own expense, to appear in any condemnation proceeding and participate in any and all hearings, trials, and appeals therein.

      SECTION 15.5. NOTICE OF PROCEEDING. In the event Landlord or Tenant shall receive notice of any proposed or pending condemnation proceedings affecting the Premises, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.

                         (This is the end of Article 15)

                     ARTICLE 16 - SUBTENANT NON-DISTURBANCE

      SECTION 16.1. AGREEMENT FOR NON-DISTURBANCE OF SUBTENANTS. Landlord covenants and agrees, for the benefit of any subtenant, that Landlord shall recognize the subtenant as the direct tenant of Landlord upon the termination of this Lease pursuant to any of the provisions of Article 18 hereof if (a) all Mortgagees shall have agreed in writing substantially to the effect that they will not join the subtenant as a party defendant in any foreclosure action or proceeding which may be instituted or taken by said Mortgagees, nor evict the subtenant from the portion of the Premises demised to it, nor affect any of the subtenant's rights under its sublease by reason of any default under any Mortgage, or (b) Tenant shall deliver to Landlord a certificate of an independent real estate appraiser who is a member of the American Institute of Appraisers, or such other similar organization, reasonably satisfactory to Landlord, stating, in substance, that the rent payable by the subtenant under its sublease, after taking into account any credits, offsets, or deductions to which the subtenant may be entitled thereunder, constitutes not less than the then fair rental value of the space demised thereunder; provided, however, that at the time of the termination of this Lease (i) no default exists under the subtenant's sublease which at such time would then permit the landlord thereunder to terminate the same or to exercise any dispossess remedy provided for therein, and (ii) the subtenant shall deliver to Landlord an instrument confirming the agreement of such subtenant to attorn to Landlord and to recognize Landlord as the subtenant's landlord under its sublease, which instrument shall provide that neither Landlord, nor anyone claiming by, through or under Landlord shall be:

      A. liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

      B. subject to any offsets or defenses which the subtenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

      C. bound by any payment of rent which the subtenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord), or

      D. bound by any covenant to undertake or complete any construction of the Premises or any portion thereof demised by said sublease, or

      E. bound by any obligation to make any payment to the subtenant, or

      F. bound by any modification of the sublease which reduces the basic rent, Additional Payments, supplemental rent or other charges payable under the sublease, or shortens the term thereof, or otherwise materially adversely affects the rights of the landlord thereunder, made without the written consent of Landlord.

                        (This is the end of Article 16)

                 ARTICLE 17 -- ASSIGNMENT, SUBLETTING, MORTGAGE

      SECTION 17.1. PRIOR CONSENT-PERMITTED SUBLEASES. With the exception of an assignment or sublease for a use permitted by Section 8.2 above to either an entity controlling, controlled by or under common control with Tenant or in which Tenant is a general partner, manager, equity member or managing member, or to any entity existing or formed for the purpose of effecting a "sale/leaseback" transaction as a method of financing the construction and operation of any approved improvements on the Premises, Tenant shall not assign, sublease, mortgage, pledge, encumber or in any manner transfer this Lease or any part thereof, or the interest of Tenant in any sublease or the rentals thereunder, without the prior written consent of Landlord in each instance, which shall be given or withheld in Landlord's reasonable discretion, and any attempt to assign, sublease, mortgage, pledge or encumber without the prior written consent of Landlord shall be void except as is permitted under the provisions of Sections 17.6, 17.7, or 17.10 except that the assignment of this Lease by Tenant to another person or entity, and the subsequent re-assignment of this Lease by such person or entity to Tenant, in each case solely for the purpose of causing such person or entity to execute and deliver a Permitted Mortgage, or to receive a construction advance thereunder, shall not require the consent of Landlord. Partial assignments shall not be permitted. This covenant shall apply to the subletting of space in the Premises for any purpose not expressly permitted by
Section 8.2 this Lease. Additionally:

      A. Each sublease shall be subject and subordinate to this Lease and the rights of Landlord hereunder, and the rights of a Permitted Mortgagee as provided for in this Lease.

      B. Any violation of any provision of this Lease, whether by act or omission by a subtenant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all subtenants with respect to this Lease.

      C. Each such sublease shall provide that in the event such Lease (or any new lease made pursuant to Section 17.11) is terminated, the subtenant will attorn to Landlord if Landlord shall accept such attornment upon such termination.

      SECTION 17.2. RENT FROM ASSIGNEE. If this Lease is assigned, whether or not in violation of the provisions hereof, Landlord may and hereby is empowered to collect rent from the assignee. In such event, Landlord may apply the net amount received by it to Net Rent and Additional Payments, and no such collection shall be deemed a waiver of the covenant herein against assignment, or an acceptance of the assignee or subtenant as a Tenant under this

Lease, or a release of Tenant from the further performance of the covenants herein contained on the part of Tenant. Nothing herein contained shall be deemed to prohibit Tenant from assigning its interest in this Lease or its interest as sublessor in any subleases to the holder of any Permitted Mortgage as further security for the indebtedness outstanding under such Mortgage.

      SECTION 17.3. CONTINUING LIABILITY. Unless expressly agreed to in writing by Landlord, the making of any assignment in whole or in part, shall not operate to relieve Tenant from its obligations under this Lease and, notwithstanding any such assignment, except as otherwise provided in this Article, Tenant shall remain liable for the payment of all Net Rent and Additional Payments and for the due performance of all the covenants, agreements, terms, and provisions of this Lease to the full end of the Term hereof, whether or not there shall have been any prior termination of this lease by summary proceedings or otherwise.

      SECTION 17.4. ASSIGNEE BOUND. Every assignee, whether as assignee or as successor in interest of any assignee of Tenant herein named or as assignee of the holder of any Permitted Mortgage, or as successor in interest of any assignee, including any purchaser of the Lease under a foreclosure of any Permitted Mortgage, shall immediately be and become and remain liable for the payment of Net Rent and Additional Payments, and for the due performance of all the covenants, agreements, terms, and provisions hereof on Tenant's part to be performed to the end of the Term hereof, except as hereinafter provided in this Section, and every provision of this Lease applicable to Tenant shall apply to and bind every such assignee and purchaser with the same force and effect as though such assignee or purchaser were the Tenant named in this Lease. No transfer to such assignee or to such purchaser shall be binding upon Landlord unless such assignee or purchaser shall deliver to the Landlord a recordable instrument which contains a covenant of assumption by said assignee or purchaser to such effect, but the failure or refusal of such assignee or purchaser to deliver such instrument shall not release or discharge such assignee or purchaser from its obligations and liability as above set forth.

      SECTION 17.5. CONSENT LIMITED. Any consent by Landlord herein contained or hereafter given to any act of assignment, shall be held to apply only to the specific transaction hereby or thereby approved. Such consent shall not be construed as a waiver of the duty of Tenant, or its successors or assigns, to obtain from the Landlord a consent to any other or subsequent assignment, or as a modification or limitation of the right of Landlord with respect to the foregoing covenant by Tenant.

      SECTION 17.6. PERMITTED MORTGAGES--CONDITIONS OF. Tenant from time to time during the Term of this Lease may make one or more Permitted Mortgages, provided that:

      A. Each Permitted Mortgage shall cover no interests in real property other than Tenant's interest in the Premises and the subleases;

      B. Tenant or the holder of such Permitted Mortgage shall promptly deliver to Landlord in the manner herein provided for the giving of notice to Landlord, a true copy of the Permitted Mortgage(s), of any assignment thereof, and of the satisfaction thereof; and

      C. Unless otherwise agreed to in writing by Landlord, each Permitted Mortgage shall contain provisions permitting the disposition and application of the insurance proceeds and Condemnation Awards in the manner provided in this Lease.

      D. Landlord agrees to negotiate in good faith to amend this Lease to include commercially reasonable Permitted Mortgagee protection provisions which may be necessary to secure financing for the construction of the New Building, provided that the requested modifications do not adversely affect any rights of Landlord or materially alter the terms and conditions of this Lease, all as determined by Landlord in its reasonable discretion.

      SECTION 17.7. MORTGAGES--PROVISIONS. With respect to any Permitted Mortgage made in accordance with the provisions of Section 17.6, the following provisions shall apply:

      A. For the purposes of the Notice requirements of this Article, the term "Permitted Mortgagee" shall mean only the holder of the outstanding Permitted Mortgage that is the first to be recorded in the office of the Maricopa County Recorder and who also gives Landlord a written request for notice of default and a current address where such notice may be sent (also sometimes referred to herein as the "First Permitted Mortgagee of Record").

      B. For the purpose of this Section the making of a Permitted Mortgage shall not be deemed to constitute an assignment or transfer of this Lease, nor shall any holder of a Permitted Mortgage, as such, be deemed an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such holder of a Permitted Mortgage, as such, to assume the performance of any of the terms, covenants, or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Lease in any proceedings for the foreclosure of any Permitted Mortgage, or the assignee or transferee of this Lease under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Section and shall be deemed to have assumed the performance of all the terms, covenants, and conditions on the part of Tenant to be performed hereunder from and after the date of such purchase and assignment.

      SECTION 17.8. NOTICE OF MORTGAGEES. So long as any Permitted Mortgage shall remain a lien on Tenant's leasehold estate hereunder, Landlord agrees, simultaneously with the giving of any notice required by Section 18.1 or Section
18.2 of this Lease to Tenant (i) of default, or (ii) of a termination hereof, to give duplicate copies thereof or of any process in any action or proceeding brought to terminate or to otherwise in any way affect this Lease, to the Permitted Mortgagee as defined in Section 17.7(a) only, and no such notice to Tenant or process shall be effective unless a copy of such notice is given to the Permitted Mortgagee in the manner herein provided. Concurrently with Tenant, the Permitted Mortgagee will have the same period after receipt of the aforesaid notice by Tenant to remedy the default or cause the same to be remedied plus twenty (20) days thereafter; and Landlord agrees to accept such performance on the part of the Permitted Mortgagee or the holder of any Permitted Mortgage as though the same had been done or performed by Tenant.

      SECTION 17.9. MORTGAGEE CURES. Landlord will take no action to effect a termination of this Lease by reasons of any default without first giving to the First Permitted Mortgagee of Record a reasonable time within which either (i) to obtain possession of the Premises (including possession by a receiver) and thereafter to cure such default if the default be one which can be cured with the exercise of reasonable diligence by the Permitted Mortgagee, or (ii) to institute foreclosure proceedings and to complete such foreclosure, or otherwise to acquire Tenant's interest under this Lease with diligence and without unreasonable delay in the case of a default which cannot be cured with the exercise of reasonable diligence by the Permitted Mortgagee. In either such case, the default of which notice shall have been given shall be deemed cured. The Permitted Mortgagee shall not be required to continue such foreclosure proceedings if the default shall be cured by Tenant; provided, further, that nothing herein shall preclude Landlord from exercising any rights or remedies under this Lease with respect to any other default by Tenant during any period of such forbearance. In the event that the First Permitted Mortgagee obtains possession of the Premises pursuant to the provisions of this Section, Landlord agrees that, notwithstanding the use restrictions set forth in the second sentence of Section 8.2, with prior approval by Landlord of the proposed use, which approval shall not be unreasonably withheld, the Premises may be used for any purpose not prohibited under this Lease. Landlord acknowledges that it would be unreasonable to withhold its approval of a use which is the same as or is substantially similar to an existing use within the center which was previously approved by Landlord.

      SECTION 17.10. CONDITIONS OF CURE. The provisions of Section 17.9 are conditioned on the following:

      A. Permitted Mortgagee notifying Landlord of its election to proceed with due diligence promptly to acquire possession of the Premises or to foreclose the Permitted Mortgage or otherwise to extinguish Tenant's interest in this Lease; and

      B. Permitted Mortgagee delivering to Landlord an instrument in writing duly executed and acknowledged wherein such Permitted Mortgagee agrees that:

            (1) During the period that such Permitted Mortgagee shall be in possession of the Premises and so long as it remains in possession and/or during the pendency of any such foreclosure or other proceedings and until the interest of Tenant in this Lease shall terminate or such proceeding shall be discontinued as provided in this Section, as the case may be, it will pay or cause to be promptly paid to Landlord all sums that are then due or that may, from time to time, become due hereunder for Net Rent or Additional Payments; and

            (2) If delivery of possession of the Premises shall be made to such Permitted Mortgagee, whether voluntarily or pursuant to any foreclosure, other proceedings or otherwise, such Permitted Mortgagee shall, promptly following such delivery of possession, perform all the covenants and agreements herein contained on Tenant's part to be performed (including but not limited to payment of Net Rent and Additional Payments) to the extent that Tenant shall have failed to perform the same to the date of delivery of possession, as aforesaid.

      SECTION 17.11. NEW LEASE WITH MORTGAGEE. In the event of the termination of this Lease prior to its stated expiration date, Landlord agrees that it will give the Permitted Mortgagee notice of such termination and will enter into a new lease of the Premises with such permitted Mortgagee or, at the request of such Permitted Mortgagee, with its previously approved (by Landlord) assignee, designee, or nominee for the remainder of the Term effective as of the date of such termination, upon the same covenants, agreements, terms, provisions, and limitations herein contained, provided (i) such Permitted Mortgagee makes written request upon Landlord for such new lease within thirty (30) days after the Landlord's giving notice of termination and such written request is accompanied by payment to Landlord of all amounts then due to Landlord of which Landlord shall have given the Permitted Mortgagee notice, (ii) such Permitted Mortgagee pays or causes to be paid to Landlord at the time of the execution and delivery of such new lease any and all additional sums which, would at the time of the execution and delivery thereof be due under this Lease but for such termination and pays or causes to be paid any and all expenses, including reasonable attorney's fees, court costs, and costs and disbursements incurred by Landlord in connection with any such termination and in connection with the execution and delivery of such new lease, less the net income from the Premises collected by Landlord subsequent to the date of the termination of this Lease and prior to the execution and delivery of such new lease. If Landlord receives more than one written request in accordance with the provisions of this Section, Landlord shall only be required to deliver the new lease to the Permitted Mortgagee whose Permitted Mortgage is prior in lien to any and all other Permitted Mortgages whose holders have made such request, and the written request, and its rights hereunder, of any holder of a Permitted Mortgage which is subordinate in lien shall be null and void and of no force or effect. Landlord may rely upon the certificate of any title insurance company authorized to do business in Arizona in determining which Permitted Mortgage is prior in lien to all others. The provisions of this Section shall survive the termination of this Lease and shall continue in full force and effect thereafter to the same extent as if this Section were a separate and independent contract among Landlord, Tenant, and Permitted Mortgagee. Landlord shall deliver possession of the Premises, subject to any outstanding third party claims, and shall assign to the new Lease Tenant all subleases remaining in the Building which have not been terminated by Landlord or otherwise.

      SECTION 17.12. PRIORITY OF NEW LEASE. Any new lease made pursuant to the preceding Section shall be prior to any mortgage or other lien, charge, or encumbrance on the fee of the Premises or on this Lease, and the priority of such new lease shall date back to the date of execution of this Lease.

      SECTION 17.13. ASSIGNMENT OF SUBLEASES. Tenant hereby assigns to Landlord, effective upon the occurrence of any Event of Default hereunder, and so long as such Default remains uncured, as collateral security for the performance of all obligations of Tenant under this Lease, any sublease created by Tenant and each and every amendment, modification, or extension thereof. In no event shall such assignment impose upon Landlord any duty or obligation to perform any of the obligations of Tenant as landlord under any such lease or subleases. After default by Tenant, Landlord may collect the rents and subrents from any and all subtenants or occupants and apply the net amount collected to the Net Rent and Additional Payments, but no such collection by Landlord will be deemed to be a waiver of any agreement, term, covenant, or condition of this Lease by Landlord, nor the acceptance by Landlord of any subtenant or occupant, as Tenant. The assignment in this Section shall be subordinate to any assignment of rents to a Permitted Mortgagee.

      SECTION 17.14. LANDLORD'S LIEN WAIVER. At Tenant's request, Landlord agrees to execute a form of landlord's lien waiver with respect to Tenant's financing of any personal property located on the .Premises, subject to Landlord's review and approval of any such landlord's lien waiver form.

                         (This is the end of Article 17)

                         ARTICLE 18 - DEFAULT BY TENANT


         Section 18.1. EVENTS OF DEFAULT. The happening of any one of the following events (herein called "Events of Default") shall be considered a material breach and default by Tenant under this Lease.

         A. MONETARY DEFAULT. If default shall be made in the due and punctual payment of any Net Rent or Additional Payments within twenty (20) days after written notice thereof to Tenant;

         B. NON-MONETARY DEFAULT. If default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms, limitations, or conditions hereof other than those referred to in the foregoing subsection (A), and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (provided, that if Tenant proceeds with due diligence during such thirty (30) day period to substantially cure such default and is unable by reason of the nature of the work involved, to cure the same within the required thirty (30) days, its time to do so shall be extended by the time reasonably necessary to cure the same as determined by Landlord); or

         C. BANKRUPTCY, VOLUNTARY. If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall take the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state, or other statute, law or regulation, or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall make any general assignment for the benefit of creditors; or

         D. BANKRUPTCY, INVOLUNTARY. If a petition shall be filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation, and shall remain undismissed or unstayed for ninety (90) days, of if any trustee, receiver or liquidator of Tenant, or of all or substantial part of its properties, shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for ninety (90) days.

         E. INSURANCE, LAPSE OR TERMINATION. Notwithstanding the provisions of paragraph B, above, the lapse or cancellation of any policy of insurance required herein, in whole or in part for the benefit of Landlord, shall be an event of default. No cure of such default can be accomplished unless a new or renewed policy is issued which specifically provides the required coverage to the Landlord for any liability arising during the lapsed or previously uncovered period.

         Section 18.2. NOTICE AND TERMINATION. Upon the occurrence of one or more of the events listed in Section 18.1 the Landlord at any time thereafter, but not after such default is cured, may give written notice ("Second Notice") to Tenant specifying such Event(s) of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least fifteen (15) calendar days after the giving of such Second Notice, and upon the date specified in such Second Notice, subject to the provisions of Article 17 or of Section 18.4, this Lease and the Term hereby demised and all rights of Tenant under this Lease shall expire and terminate as though such date were the date originally set forth herein for the termination hereof.

         SECTION 18.3. RELETTING. At any time after any expiration or termination of this Lease as provided in this Article or by summary proceedings, ejectment or otherwise, Landlord shall use its best efforts to relet the Premises or any part thereof, in the name of Landlord. It being understood that if other suitable parcels are available, Landlord is not required to relet the subject property first.

         Section 18.4. TENANT LIABILITY CONTINUES. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the Net Rent and Additional Payments required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for the liquidated and agreed current damages for Tenant's default:

         The equivalent of the amount of the Net Rent and Additional Payments which would be payable hereunder by Tenant if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of
Section 18.3 after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting, which shall be due and payable to Landlord on the days on which the Net Rent and Additional Payments would have been payable under this Lease if this Lease were still in effect.

         SECTION 18.5. NO IMPLIED WAIVERS. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition hereof or to exercise any right or remedy consequent upon a breach hereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition hereof to be performed or complied with by Landlord or Tenant, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by the party to be charged therewith. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term, limitation and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

         Section 18.6. REMEDIES CUMULATIVE. In the event of any breach by Tenant of any of the covenants, agreements, terms or conditions hereof, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though reentry, summary proceedings, and other remedies were not provided for in this Lease. In the event of Tenant's failure to pay Net Rent or Additional Payments on the date when due, Tenant shall pay Landlord interest on any such overdue payments and associated late charges at the rate of two percent (2%) per month, but in no event an amount greater than permitted by law, but this shall in no way limit any claim for damages for Landlord for any breach or default by Tenant.

         SECTION 18.7. LATE CHARGE. In the event that any payment required to be made by Tenant to Landlord under the terms of this Lease is not received within ten (10) days after the due date thereof, a late charge shall become immediately due and payable as an Additional Payment in an amount equal to two and one-half percent (2.5%) of the late payment.

                        (This is the end of Article 18)

                        ARTICLE 19 - DEFAULT BY LANDLORD

         Section 19.1. LIMITATIONS OF LANDLORD'S LIABILITY. The term "Landlord," as used herein, so far as Landlord's covenants and agreements hereunder are concerned, shall be limited to mean and include only the owner or owners of the fee title to the Premises or those having the right of immediate possession in a pending condemnation action at the time in question.

In the event of any conveyance of such title, and regardless of whether the grantee is financially responsible or solvent and notwithstanding that the grantor may be a stockholder, officer or director of a corporate grantee, Landlord herein named and each subsequent grantor shall be automatically relieved, from and after the date of such conveyance, of all personal liability as respects the performance of any of Landlord's covenants and agreements thereafter to be performed, and such grantee shall be bound by all such covenants and agreements; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of ownership.

         Section 19.2. Remedies. In the event of any breach by Landlord of any of the covenants, agreements, terms, or conditions hereof, Tenant, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach.

                         (This is the end of Article 19)

                        ARTICLE 20 - UNENFORCEABLE TERMS

         Section 20.1. PROVISIONS SEVERABLE. If any term or provision hereof or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by law.

                         (This is the end of Article 20)

                              ARTICLE 21 - NOTICES


         SECTION 21.1. NOTICES. Any notice, request, demand, statement, or consent herein required or permitted to be given by either party to the other hereunder, except as pursuant to Article 12, shall be in writing signed by or on behalf of the party giving the notice and addressed to the other at the address as set forth below:

                         Landlord

                                        Director of the Community and
                                        Economic Development Department
                                        City of Phoenix
                                        200 West Washington Street, 20th Floor
                                        Phoenix, Arizona 85003-1611

                                        and

                                        City Clerk
                                        City of Phoenix
                                        200 West Washington Street, 15th Floor
                                        Phoenix, Arizona 85003-1611

                         Tenant

                                        America West Airlines
                                        4000 East Sky Harbor Blvd.
                                        Phoenix, Arizona 85034-3899

         Each party may by notice in writing change its address for the purpose of this Lease, which address shall thereafter be used in place of the former address. Each notice, demand, request, or communication which shall be mailed to any of the aforesaid shall be deemed sufficiently given, served, or sent for all purposes hereunder only upon actual receipt by the addressee after it shall be mailed by receipt requested, upon personal delivery, or upon delivery by commercial air courier or express service.

         Section 21.2. NOTICE TO FIRST PERMITTED MORTGAGEE OF RECORD ONLY. When, under the terms of this Lease, any Notice is required or permitted to be given to a Permitted Mortgagee it is the intention of the parties that such notice shall only be required to be given to the First Permitted Mortgagee of Record. Notice to other Permitted Mortgagees shall be the responsibility of Tenant. Should Tenant fail to give notice to other Permitted Mortgagees, such failure shall not affect the validity of any action taken by Landlord. This provision takes precedence over any other provisions of this Lease that may impose a greater notice requirement upon Landlord.


                        (This is the end of .Article 21)

                             ARTICLE 22 - CONDITION

         Section 22.1. CONDITION OF PREMISES. Tenant represents that the Premises, any sidewalks, vaults, the title to the Premises, parking areas adjoining the same, any subsurface conditions thereof, and the present uses and nonuses thereof, have been examined by Tenant and that Tenant accepts the same in the condition or state in which they or any of them may be on the date of the execution of this Lease, without representation or warranty, express or implied in fact or by law, by Landlord and without recourse to Landlord, as to the nature, condition, or usability thereof or the use or uses to which the Premises or any part thereof may be put.

                         (This is the end of Article 22)


                          ARTICLE 23 - QUIET ENJOYMENT

         Section 23.1. QUIET ENJOYMENT. Subject to all of the conditions, terms, and provisions contained in this Lease, Landlord covenants that Tenant, upon paying the Net Rent, and additional payments and observing and keeping all terms, covenants, agreements, limitations, and conditions hereof on its part to be kept, shall quietly have and enjoy the Premises during the term hereof, without hindrance or molestation by Landlord.

                         (This is the end of Article 23)

                                   ARTICLE 24 - ESTOPPEL

         Section 24.1. ESTOPPEL CERTIFICATES. Landlord or Tenant may request, a certificate evidencing whether or not

         A. The Lease is in full force and effect along with the amount and current status of the Net Rent and Additional Payments due hereunder;

         B. The Lease has been modified or amended in any respect or describing such modifications or amendments, if any; and

         C. There are any existing defaults thereunder to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any.

                         (This is the end of Article 24)

                              ARTICLE 25 - CONSENTS

         Section 25.1. Wherever in this Lease the consent or approval of either party is required, such consent or approval shall not be unreasonably withheld nor delayed, except where otherwise specifically provided. The remedy of the party requesting such consent or approval, in the event such party should claim or establish that the other party has unreasonably withheld or delayed such consent or approval, shall be limited to injunction or declaratory judgment and in no event shall such other party be liable for a money judgment.

                         (This is the end of Article 25)

                       ARTICLE 26 - ADJOINING EXCAVATION

         Section 26.1. ENTRY AND REPAIRS. Tenant shall allow, with prior notice to Tenant and reasonable good faith efforts to schedule such work to accommodate Tenant's business operations on the Premises, any person, municipality, or agency authorized by law and desiring to excavate upon land or streets adjacent to the Premises, to enter the Premises and shore up any walls during such excavation to the extent required. Tenant shall, at Tenant's own expense, repair or cause to be repaired, any damage caused to any part of the Premises because of any excavation, construction work, or other work of a similar nature which may be done on any property or street adjoining or adjacent to the Premises, and Landlord hereby assigns to Tenant any and all rights to sue for or recover against any parties causing such damages, the amounts expended or incurred by Tenant because of the provisions hereof requiring Tenant to repair any damages sustained by such excavation work or other work.

                         (This is the end of Article 26)

                         ARTICLE 27 LANDLORD NOT LIABLE

         Section 27.1. LIMITATION OF LIABILITY. Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, merchandise, or decorations or to any person or persons at any time on the Premises and the Option Parcels from steam, gas, electricity, water, rain, or any other source whether the same may leak into, issue or flow from any park of the Building or from pipes or plumbing work of the same, or from any other place or quarter (except if resulting from Landlord's negligence in connection with Landlord's operation or maintenance of any public utilities serving the Premises); nor shall Landlord be in any way responsible or liable in case of any accident or injury including death to any of Tenant's employees, agents, subtenants, or to any person or persons in or about the Premises and the Option Parcels or the streets, sidewalks or vaults adjacent thereto; and Tenant agrees that it will not hold Landlord in any way responsible or liable therefor. Landlord shall not be liable for interference with light or incorporeal hereditaments caused by anybody or the operation of or for any governmental authority in the construction of any public or quasi-public work (except to the extent performed by Landlord) and Landlord shall not be liable for any latent or any other defects in the Premises or the Option Parcels.

                         (This is the end of Article 27)

                           ARTICLE 28 - MISCELLANEOUS

         Section 28.1. TAX INCENTIVES; PAYMENT IN LIEU OF TAXES (PILOT). The Land is located within a single central business district designated by Landlord as the Sky Harbor Center Tax Incentive District, an area within the Sky Harbor Center Redevelopment Area and which Landlord has determined by Resolution No. 18260, approved by the Phoenix City Council on October 25, 1993, to be in need of incentives to encourage private investments in the construction of new improvements. It is further acknowledged by Landlord that the improvements to be made to the Land pursuant to this Lease will result in an increase in its value of at least one hundred percent (100%) from the date of Tenant's possession of the Land pursuant to this Lease to the date of Landlord's issuance to the Tenant of a Certificate of Occupancy for the New Building. Accordingly, it is the intent of the parties that, pursuant to the provisions of Arizona Revised Statutes Section 42-6209 or any applicable substitute legislation which may hereafter be enacted, Tenant shall not be required to pay any lease excise tax upon the New Building for the eight (8) year period commencing with the issuance of a Certificate of Occupancy for the New Building.

         In addition to the Net Rent and Additional Payments payable by Tenant under this Lease (including but not limited to items set forth in Articles 3 and 4), Tenant shall pay to Landlord during the term of this Lease beginning in the ninth year after title to the New Building vests in Landlord, for each Lease Year during which there is no lease excise or ad valorem property tax upon the New Building, a PILOT in an amount equal to what the lease excise tax would have been on the New Building had the New Building been subject to bearing such tax.

         The PILOT to be paid Landlord during any Lease Year shall be due on the date provided by law to be the date after which property tax payments to the Maricopa County Tax Collector become delinquent. If Tenant is required to pay any ad valorem property tax or lease excise tax upon a parcel, which is a component of the property tax, all such taxes shall be subtracted from the PILOT due hereunder for that parcel.

         Section 28.2. TRAVEL REDUCTION PROGRAMS. Tenant and all subtenants shall comply with any applicable requirements of Arizona Revised Statutes Sections 49-581, et seq., to develop and implement a travel reduction plan to encourage employees to use public transit, rideshare, walk or ride a bike for their commute to and from work at Phoenix Sky Harbor Center. The implemented program shall include provision of preferential parking spaces for car and vanpoolers.

         Section 28.3. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of Arizona.

         Section 28.4. MEMORANDUM. Landlord and Tenant agree that at the request of either, each will execute a short form memorandum of this Lease in a form satisfactory for recording in the Office of the County Recorder, Maricopa County, Arizona.

         Section 28.5. ENTIRE AGREEMENT. This Lease with its schedules and annexes contains the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination, or the effect of the abandonment is sought.

         Section 28.6. CAPTIONS. The captions of Articles and Sections in this Lease and its Table of Contents are inserted only as a convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision thereof. References to Articles and Section numbers are to those in this Lease unless otherwise noted.

         Section 28.7. EXECUTION AND DELIVERY. This Lease shall bind Tenant upon its execution thereof. Landlord shall be bound only after it executes and delivers the Lease to Tenant.

         Section 28.8. SINGULAR AND PLURAL, GENDER. If two or more persons, firms, corporations, or other entities constitute either the Landlord or the Tenant, the word "Landlord" or the word "Tenant" shall be construed as if it reads "Landlords" or "Tenants" and the pronouns "it," "he," and "him" appearing herein shall be construed to be the singular or plural, masculine, feminine, or neuter gender as the context in which it is used shall require.

         Section 28.9. MULTIPLE PARTIES. If at any time Landlord, Tenant, any Permitted Mortgagee (Landlord, Tenant or any such mortgagee being in this Section referred to as a "party") is other than one individual, partnership, firm, corporation, or other entity, the act of, or notice, demand, request, or other communication from or to, or payment of refund from or to, or signature of, or any one of the individuals, partnerships, firms, corporations, or other entities then constituting such party with respect to such party's estate or interest in the Premises or this Lease shall bind all of them as if all of them so had acted, or so had given or received such notice, demand, request, or other communication, or so had given or received such payment or refund, or so had signed, unless all of them theretofore have executed and acknowledged in recordable form and given a notice (which has not theretofore been revoked by notice given by all of them) designating not more than three individuals, partnerships, firms, corporations, or other entities as the agent or agents for all of them. If such a notice of designation has theretofore been given, then, until it is revoked by notice given by all of them, the act of, or notice, demand, request or other communication from or to, or payment or refund from or to, or signature of, the agent or agents so designated with respect to such party's estate or interest in the Premises or this Lease shall bind all of the individuals, partnerships, firms, corporations, or other entities then constituting such party as if all of them so had acted, or so had given or received such notice, demand, request, or other communication, or so had given or received such payment or refund, or so had signed.

         Section 28.10. EXHIBITS AND INCORPORATION. The following exhibits, which are attached hereto or are in the possession of the Landlord and Tenant, are incorporated herein by reference as though fully set forth:

                 Exhibit "A" Legal Description

                 Exhibit "B" Parcel Map

                 Exhibit "C" Net Rent Schedule

                 Exhibit "D" Tenant's Concept Plans

         Section 28.11. IMMIGRATION REFORM AND CONTROL ACT OF 1986 (IRCA). Tenant understands and acknowledges the applicability of the IRCA to it and agrees to comply with the IRCA for all activities undertaken under this lease.

         Section 28.12. CITY'S RIGHT OF CANCELLATION. All parties hereto acknowledge that this agreement is subject to cancellation by the City of Phoenix pursuant to the provisions of Section 3 8-51.1, Arizona Revised Statutes.

                         (This is the end of Article 28)

                    ARTICLE 29 - EQUAL EMPLOYMENT OPPORTUNITY

         Tenant shall comply with all elements and requirements of the City of Phoenix Equal Employment Opportunity ordinances. In that regard, the following clause is required to appear in this Lease and all subleases, if any:

         In performing under this contract, Tenant shall not discriminate against any worker, employee or applicant, or any member of the public, because of race, color, religion, gender, national origin, age, sexual orientation or disability, nor otherwise commit an unfair employment practice. Tenant will take affirmative action to insure that applicants are employed, and that employees are dealt with during employment, without regard to their race, color, religion, gender, national origin, age, sexual orientation or disability. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Tenant further agrees that this clause will be incorporated in all subcontracts entered into with suppliers of materials or services, and all labor organization furnishing skilled, unskilled and union labor, or who may perform such labor or services in connection with this contract.

         Tenant's attention is called to Ordinance No. G-881, passed October 8, 1968; Ordinance No. G-1080, passed April 6, 1971; and Ordinance No. G-1121, passed October 5, 1971; and Ordinance No. G-3472, passed November 20, 1991.

                         (This is the end of Article 29)

          ARTICLE 30 - FEDERAL GRANT ASSURANCE CONTRACTUAL PROVISIONS

         Section 30.1. NON-DISCRIMINATION PROVISIONS.

         A. Tenant does hereby covenant and agree, as a covenant running with the land, that the facilities constructed, maintained, or otherwise operated on the property described in this Lease shall be maintained and operated in compliance with all requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation - Effectuation of Title VI of the Civil Rights Act of 1964, and as said regulations may be amended.

         B. Tenant does hereby covenant and agree, as a covenant running with the land, that: (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (3) that Tenant shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary,
Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

         C. That in the event of breach of any of the above nondiscrimination covenants, Landlord shall have the right to terminate this Lease and to reenter and repossess said land and the facilities thereon, and hold the same as if this Lease had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are followed and completed including expiration of appeal rights.

         D. Tenant agrees that it shall insert the above five provisions of this
Section in any sublease, assignment or any other agreement by which Tenant grants a right or privilege to any person, firm, or corporation to render accommodations and/or services to the public on the Premises herein leased.

         E. Tenant will comply with the affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. Tenant assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity conducted on the leased Premises. Tenant assures that it will require that its tenants provide assurances to the Tenant that they similarly will undertake affirmative action programs and that they will require similar assurances as required by 14 CFR 152, Subpart E, to the same effort.

         Section 30.2. OTHER FEDERAL REQUIREMENTS.

         A. The City of Phoenix reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view of the Tenant and without interference or hindrance.

         B. The City of Phoenix reserves the right, but shall not be obligated to the Tenant to maintain and keep in repair the landing area of the airport and all publicly owned facilities of the airport, together with the right to direct and control all activities of the Tenant in this regard.

         C. This Lease shall be subordinate to the provisions and requirements of any existing or future agreement between the City of Phoenix and the United States, relative to the development, operation or maintenance of the airport.

         D. There is hereby reserved to the City of Phoenix, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises herein leased. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the Sky Harbor International Airport.

         E. Tenant agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the construction of building(s) on the leased Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on the leased Premises.

         F. Tenant expressly agrees that it will not erect nor permit the erection of any structure or object, nor permit the growth of any tree on the land leased hereunder in excess of that permitted by the City of Phoenix Airport Height Zoning Ordinance. In the event the aforesaid covenants are breached, the Landlord reserves the right to enter upon the land leased hereunder and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of the Tenant.

         G. The Tenant by accepting this Lease agrees that it will not make use of the leased Premises in any manner which might interfere with the landing and taking off of aircraft from the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the Landlord reserves the right to enter upon the Premises hereby leased and cause the abatement of such interference at the expense of the Tenant.

         H. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958 (49 U.S.C. 1349a).

         I. This Lease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of said airport or the exclusive or nonexclusive use of the airport by the United States during the time of war or national emergency.

                         (This is the end of Article 30)

                     ARTICLE 31 - CONDITIONS OF DEVELOPMENT

         Section 31.1. Additional Definitions.

         A. "Application": All materials submitted to the Architectural Committee appointed by Landlord, or such other entity as may be designated by Landlord for the purpose of administering the provisions of this Article 31.

         B. "Common Areas": Any real or personal property or improvements (as hereinafter defined) now or at any time hereafter restricted, set aside, used or maintained for the benefit of the Center, Tenant or other tenants or users of the Center, including but not limited to any private roadways, pavement, curbs, sidewalks, lights, landscaped areas, parking areas, open spaces, amenities tracts, drainage and retention areas, buildings and other property or Improvements, including any such areas which are adjacent to the Center in public roadways or landscaped areas, but not including the Land. Public streets and rights-of-ways are not included within this term except to the extent that rights-of-way have been upgraded from standard City of Phoenix streets such as for special light fixtures, pavers, public art, directional signage and special utilities.

         D. "Improvements": Buildings, outbuildings, underground installations, slope and grade alterations, roads, curbs, gutters, storm drains, utilities, driveways, parking areas, fences, screening walls and barriers, retaining walls, stairs, decks, windbreaks, plantings, planted trees and shrubs, sidewalks, poles, signs, loading areas, docks, utility installations and all other grading, structures, landscaping, alterations or improvements of every kind within the Common Areas.

         E. "Parcel(s)": Each separate portion of the Center which Landlord has leased or may hereafter lease to a tenant.

         Section 31.2. RESERVATION OF EASEMENTS.

         A. Easement Over Common Areas. Landlord and Tenant shall have a non-exclusive right and easement of use and enjoyment in and to the Common Areas for their intended purposes which shall be appurtenant to and shall pass with the leasehold interest under this Lease. Such easement shall be subject to the following:

                  (1) Landlord shall have the power to suspend for any period it deems appropriate, the rights of Tenant to use the Common Areas when Tenant has not paid any assessment or other sum payable under this Lease or is otherwise in breach of its obligations hereunder;

                  (2) Landlord shall have the power to dedicate or transfer all or any part of the Common Areas or easements thereon to any public agency, authority or utility for such purposes and subject to such conditions as Landlord may deem appropriate; and

                  (3) Tenant may make recommendations to Landlord regarding governing the use of and conduct upon the Common Areas by all persons. Landlord, acting in its sole and absolute discretion, shall be entitled to approve or disapprove any such recommendations by Tenant, and shall have the power to promulgate such rules and regulations as Landlord deems appropriate to govern the use and conduct upon the Common Areas by all persons.

         B. DELEGATION OF USE. Tenant may delegate all or a part of its right to use and enjoy the Common Areas to licensees, invitees, guests or other persons properly within the Center, subject to the provisions of this Lease.

         C. ENTRY FOR CONSTRUCTION AND MAINTENANCE. Landlord hereby reserves to itself and its agents, contractors, employees, licensees or invitees a nonexclusive easement for ingress and egress over all portions of the Land for the purposes of (i) construction, installation, repair, reconstruction, restoration, landscaping and maintenance of any Improvements now or hereafter constructed or installed on the Common Areas, and (ii) performance of any other obligations of Landlord hereunder. Such easement shall not be utilized in any manner which would unreasonably interfere with the use and enjoyment by Tenant of the Land.

         D. UTILITY EASEMENTS TO BE GRANTED ONLY BY LANDLORD. Landlord hereby reserves for itself the right to grant easements upon, over, across and under the Common Areas where utilities are, or are to be, installed. If granted by Landlord, such easements may grant to the providing utility rights of access to, and egress from and to occupy and use the land subject thereto for the purposes of installing, maintaining, repairing, servicing, enlarging, extending, modernizing and upgrading any utility located thereon for the benefit of the Center or Tenant, or other person duly occupying any portion of the Center. For purposes hereof, the term "utility" shall include electricity, natural gas, water, sanitary sewers, telephone, cable television, telecommunications, fiber optics and other similar. facilities of general use and benefit commonly regarded as utilities.

         E. AIRPORT AVIGATION EASEMENT. Landlord hereby reserves to itself, its successors and assigns, an assignable easement and right-of-way for the free and unobstructed passage of aircraft in, through and across the air space above and over the Land, together with the continuing right to clear and keep clear the Land of any and all obstructions, infringing upon or extending into or above an imaginary line, the extension, distance and height of which are prescribed in Federal Aviation Regulation, Part 77,14 CFR 77, as the same may be amended, and for this purpose to cut and remove underbrush and soil and to demolish and remove buildings or any other structures or obstructions infringing upon or extending into or above the air space above such imaginary line and further, the right to cut the ground, remove, clear and keep clear any and all trees which extend above a point ten feet below said imaginary line, whether any of such structures or obstructions are located on or extending into or over so much of the above-described land as lies below such imaginary line; together with the right of ingress and egress for the purpose of effecting and maintaining such clearance; and including the right in such air space to allow such noise as may be inherent in the operation of aircraft now known or hereafter used for navigation or flight in the air. Tenant's use, rights and privileges in the Land may not interfere with or abridge the rights hereby reserved. Included within this easement is the right to cause or permit in said air space such noise, smoke, fumes, droppings and vibrations as may be inherent in the operation of aircraft now or hereafter used for navigation of or flight in the air using said air space for landing and taking off from, or operation on Phoenix Sky Harbor International Airport until said airport shall be abandoned and shall cease to be used for airport purposes.

         F. REFERENCE TO EASEMENTS NOT REQUIRED. Any easements granted or reserved in this Lease shall be appurtenant to and pass with the leasehold interest in the Land or any portion thereof, whether or not specifically referred to in any instrument granting or conveying any such interest.

         Section 31.3. REGULATION OF NEW BUILDINGS.

         A. APPROVAL REQUIRED. No New Buildings shall be constructed, erected, placed, altered, maintained or permitted to remain on any Parcel within the Land until plans, specifications and all other information required by the Architectural Committee have been submitted to and approved in writing by the Architectural Committee. The Architectural Committee may require, among other things, site plans, floor plans, landscaping plans, exterior elevations and sections and information pertaining to materials, colors, irrigation, signage, exterior lighting and any other information needed to describe the appearance or functional characteristics of said New Buildings, all in such detail as the Architectural Committee may deem necessary or appropriate.

         B. FILING FEE. As a means of defraying its expenses, the Architectural Committee may require a reasonable filing fee to accompany each Application.

         C. BASIS FOR APPROVAL. The Architectural Committee shall have the right to disapprove any Application submitted to it if the Application is incomplete or otherwise inadequate in the judgment of the Architectural Committee to allow a decision, or if the proposed New Buildings: (i) are not, in conformance with this Lease or the Design Standards Manual; (ii) are not in compliance with applicable governmental requirements; or (iii) are deemed by the Architectural Committee not to be in the best interests of the Center. Without limiting the foregoing, the Architectural Committee may base its approval or disapproval on criteria established by it which may include but are not limited to the following: building locations and dimensions relative to the Parcels within the Land; adequacy of the parking to be provided; conformity and harmony of external design with neighboring structures and the general character of the Center intended by Landlord; effect of location and use of proposed New Buildings on neighboring Parcels and the types of operations and uses thereof; relation of topography, grade and finish ground elevation on the Parcels within the Land and relative to neighboring Parcels; proper facing of main elevation with respect to nearby streets; adequacy of screening of trash facilities and mechanical, air-conditioning or rooftop installations; adequacy of landscaping; and conformity of the Application to the purpose and general plan and intent of this Lease and the Design Guidelines. The Architectural Committee may grant or deny approval of Applications submitted to it for any reason in its sole and absolute discretion, and the decision of the Architectural Committee shall be final. The Architectural Committee may revoke any approval if it determines that such approval was induced by or resulted from inaccurate or incomplete information submitted to the Architectural Committee in connection with the Application thereof.

         D. RESULT OF INACTION. The Architectural Committee shall approve or disapprove any Application within sixty (60) days after receipt thereof. If the Architectural Committee fails either to approve or disapprove any Application within said sixty (60) day period, such Application shall be deemed disapproved.

         E. PROCEEDING WITH WORK. Upon receipt of approval from the Architectural Committee pursuant to this Section, Tenant shall, as soon as practicable, satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction. If construction is not commenced within six (6) months following the Commencement Date, or such longer or shorter period as may be expressly required by the Architectural Committee, then the approval shall be deemed revoked.

         F. RESPONSIBILITY. The Architectural Committee shall review Applications solely for its own use and benefit in order to enable the Architectural Committee to exercise its powers as provided herein and not for the benefit of any other person. The Architectural Committee shall have no liability for any structural or other defect in any plans approved by it or any New Building constructed pursuant to such plans or any failure of such plans to comply with any requirements hereof, including the Design Standards Manual, or of law. Any person constructing New Buildings or causing New Buildings to be constructed on any Parcel within the Land shall be solely responsible for the safety thereof and for compliance with all governmental or other requirements pertaining thereto, and approval by the Architectural Committee shall not be deemed to satisfy or to exempt any person from the obligation to comply with any applicable governmental or other requirements.

         G. VARIANCES. Subject to the other provisions of this Lease, the Architectural Committee may in its sole and absolute discretion grant written variances from the architectural requirements contained herein. In reviewing any request for such a variance, the Architectural Committee shall consider whether such variance will materially injure any of the Parcels or New Buildings in the Center or unreasonably interfere with the use and enjoyment by any other tenants of their Parcels. If Tenant requests such a variance, Tenant shall be solely responsible for complying with any governmental or other requirements pertaining thereto. No variance granted pursuant to this Section shall constitute a waiver of any provision of this Lease as applied to any other Parcel, person or situation.

         H. EXEMPTION OF LANDLORD. The provisions of this Section 31.3 shall not apply to any Improvement approved in writing by or constructed or installed by or at the direction of Landlord.

         Section 31.4. USES AND MAINTENANCE.

         A. GENERAL RESTRICTIONS. Anything herein to the contrary notwithstanding, no Use or activity shall be conducted on the Land which: (i) is prohibited by any applicable governmental requirement, including without limitation zoning ordinances or F.A.A. regulations; (ii) violates the provisions of this Lease or any other agreement between the Landlord and Tenant; or (iii) constitutes a nuisance, is hazardous, unsanitary, noxious, offensive or objectionable on account of any noise, odor, dust, visual effect or other physical impact (such as vibrations, electro-mechanical or electro-magnetic disturbances, radiation or other harmful or toxic emissions) located upon or emanating from such Land. Landlord may adopt and amend from time to time specific guidelines of general and prospective application pertaining to noise or odor disturbances, hazardous substances or activities,


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
nuisances and other matters within the scope of this Section, which guidelines, as amended from time to time, shall constitute a part of this Lease as if fully set forth herein and are hereby incorporated herein by this reference.

         B. Specific Prohibitions. Without limiting the generality of the foregoing paragraph, the following uses and activities are prohibited:

         1. Residential;

         2. Camping;

         3. Mobile homes sales and storage yards or trailer or recreational vehicle courts or sales facilities;

         4. Labor camps;

         5. Junk yards and auto dismantling operations;

         6. Fermentation or distillation facilities;

         7. Dumping, disposal, incineration or reduction of garbage, sewage, dead animals, refuse or silage;

         8. Saw or planing mills;

         9. Manufacturing, excavation (if applicable) or production of cement, lime asphalt, gypsum, fireworks, wood pulp or the like;

         10. Production of fish products, sauerkraut, vinegar or the like;

         11. Fat rendering;

         12. Stockyard, feed lot or slaughtering of animals;

         13. Surface mining operations;

         14. Smelting of iron, tin, zinc or other ores;


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
         15. Cemeteries;

         16. Tent shelters or storage facilities;

         17. Processing of sugar beets;

         18. Gasoline service stations (except in connection with permitted automobile rental agencies or ancillary to other permitted uses), garages and auto repair, automotive paint and body shops;

         19. Drilling for and/or the removal of gas or oil;

         20. Refining of petroleum or other hydrocarbon products or by-products or the storage of such products and by-products;

         21. Manufacturing, distillation or storage of chemicals (unless such storage is incidental to other permitted activities, is not in bulk, or has been approved by the Architectural Committee) or any other operation involving offensive odors, noise levels or air pollution or such other operation or use which is deemed by the Landlord in its sole and absolute discretion to be dangerous, unsafe, offensive or harmful to the senses or which is deemed to constitute a nuisance;

         22. Jail or detention facilities (except for City of Phoenix police precinct operations and facilities);

         23. Carnivals, amusement parks or arcades, racetracks, rodeos and the like (except on a short-term, temporary basis with the prior written consent of Landlord);

         24. Equipment rental yards, other than automobile rentals;

         25. Hospitals or veterinary clinics; and

         26. Agricultural uses, including animal husbandry.

         27. On site disposal of hazardous materials (except authorized discharges to sewer systems);


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
         28. Outside sales or displays, except as expressly approved by the Architectural Committee;

         29. Blood or plasma banks, clinics or similar facilities;

         30. Gambling establishments or gambling uses ancillary to uses otherwise permitted hereunder;

         31. The dispensing or sale of alcoholic beverages, except by restaurants or hotels with liquor licenses issued pursuant to A.R.S. Sections 4-205.01 or 4-205.02 (or any successor statutes pertaining to the sale of liquor by restaurants or hotels ancillary to food service);

         32. Plumbing shops;

         33. Driving ranges;

         34. Religious missions;

         35. Sheltered workshops;

         36. Pawnshops;

         37. Auction houses;

         38. Scrap metal dealers; and

         39. Adult or sexually-oriented businesses of any kind whatsoever including, but not limited to, escort bureaus, adult bookstores, retailers of sexually-oriented merchandise, massage establishments, adult motion picture theaters or cabarets, arcades, nude model studios, sexual encounter centers, adult motels or private room dancing establishments.

         40. Outside storage of any type except as expressly approved by the Architectural Committee;

         41. Outside placement of vending machines, pay telephones, newspaper or magazine racks, video games or similar items;


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
         42. Outside work of any nature other than loading or unloading including, but not limited to, maintenance, repairs, processing, packaging, assembling or dismantling.

         C. DRAINAGE. Tenant may not alter or obstruct established drainage over any Parcel within the Land unless adequate drainage is provided and approved in writing by the Architectural Committee and any governmental authority having jurisdiction. Any alternation of established drainage must comply with all applicable governmental requirements. For the purpose hereof, "established drainage" shall mean the natural drainage or any previous alteration thereof which has been approved as herein provided. Approval of any such alteration or obstruction of established drainage shall not relieve the person responsible for such alteration or obstruction from any liability to other persons which might result therefrom.

         D. EROSION AND LATERAL SUPPORT. Tenant shall maintain on its Land sufficient landscaping and other materials or devices to prevent erosion of its Land or of any adjacent Parcel or Common Area. Tenant may not perform any excavation upon its Land which might result in loss of lateral support to any adjacent Parcel or Common Area.

         E. VARIANCES. Landlord may in its sole and absolute discretion grant written variances from the use restrictions contained herein. In reviewing any request for such a variance, Landlord shall consider whether such variance will materially injure any of the Parcels or Improvements in the Center or unreasonably interfere with the use and enjoyment by any other tenants or users. Tenant shall be solely responsible for complying with any governmental or other requirements pertaining thereto.

         F. EXEMPTION OF LANDLORD. The provision of this Section 31.4 shall not apply to any use or activity approved in writing by or conducted or undertaken by or at the direction of Landlord.

                  SECTION 31.5. COMMON AREAS AND ASSESSMENTS.

         A. MAINTENANCE AND INSURANCE FOR COMMON AREAS. Except as provided herein, the Common Areas and all Improvements therein shall be maintained and either self-insured or insured by Landlord. Tenant shall maintain and keep insured, pursuant to Tenant's obligations under Article 5 of this Lease, pursuant to policies and in amounts acceptable to Landlord all driveways and similar cross-easements over the Common Areas connecting the Land to a public street.


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
         B. CREATION OF LIEN. Tenant shall pay to Landlord: (i) regular assessments and special assessments; and (ii) such other charges and assessments as Landlord is authorized to levy or impose pursuant to the provisions of this Lease. Such charges and assessments, together with interest, costs and reasonable attorney's fees, shall be a continuing lien and charge upon Tenant's interest under this Lease against which each such assessment is made, provided, however, that such lien or charge shall not encumber Landlord's interest in and to the Land.

         C. INSURANCE ON COMMON AREAS. Landlord shall either self-insure or shall obtain and maintain casualty, liability and other insurance as appropriate.

         D. REGULAR ASSESSMENTS.

                  (1) Purpose. Regular assessments shall be levied for the purposes of paying all expenses incurred by Landlord for the administration, operation, repair, replacement, restoration, maintenance and insurance of the Common Areas, public art and for Landlord's performance of all of its other obligations under this Lease and any future activities reasonably approved by both Landlord and Tenant. Regular assessments may include payments for such other matters as may be approved by Landlord in its sole and absolute discretion.

                  (2) Date of Commencement of Regular Assessments. Regular assessments may be commenced by Landlord at any time; provided, however, that Landlord may delay the start of regular assessments for any period which it deems appropriate in its sole and absolute discretion.

                  (3) Budget. Prior to or at the beginning of any period subject to assessment, Landlord shall establish the budget and regular assessment for such period.

                  (4) Payment of Assessments. Regular assessments shall be due and payable by Tenant to Landlord in advance in four (4) equal quarterly installments, on or before the first day of January, April, July and October of each year, or as may be changed by Landlord upon one (1) month notice to Tenant.

                  (5) Allocation of Assessments. Regular assessments shall be allocated among the Parcels within the Land in the same proportions as the gross acreage of each Parcel bears to the sum of the gross acreages of all land owned by Landlord in the Center upon which buildings can be constructed.


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
         E. SPECIAL ASSESSMENTS. Special assessments may be levied for the same purposes as regular assessments if at any time Landlord determines that the current regular assessments will be inadequate. Special assessments shall be allocated among the Parcels on the same basis and payable on the same terms as regular assessments, except that Landlord may require payment in full upon not less than fifteen (15) days following written notice to Tenant or in installments at such time and over such period as Landlord may determine.

         F. REIMBURSEMENT ASSESSMENT. Landlord may levy an assessment against Tenant if Tenant is in breach of any provision of this Section 31.5, the Design Standards Manual or any other rules or guidelines adopted pursuant to this Lease in an amount equal to any monies expended or obligations incurred by Landlord in exercising any right or remedy in connection with such breach, and any cost, expense, obligation or liability of Landlord resulting from such breach. Reimbursement assessments shall be due and payable in full upon not less than fifteen (15) days written notice to Tenant or in installments at such times and over such period as Landlord may determine.

         G. CAPITAL IMPROVEMENT ASSESSMENT. Capital improvement assessments may be levied by Landlord for the purpose of defraying the cost of constructing all Improvements to the Common Areas including road construction and reconstruction, signage and any Improvements in or to the Common Areas as the same may be determined to be necessary by Landlord for the benefit of the Center. Capital improvement assessments shall be payable in full upon not less than fifteen (15) days written notice to Tenant or in installments at such times and over such period as Landlord may determine.

         H. COLLECTION OF ASSESSMENTS; LIENS.

                  (1) Right to Enforce. Landlord may enforce the obligations of Tenant to pay assessments provided for in this Section 31.5 by means of a suit at law or in equity, by foreclosure of the lien created pursuant hereto, or by any other means authorized by law or under this Lease. A suit to recover a money judgment for unpaid assessments together with all other amounts payable pursuant hereto shall be maintainable without foreclosing or waiving such lien.

                  (2) Creation of Lien. Any assessment payable hereunder (whether regular, special, reimbursement, capital improvement or otherwise) shall be payable as an Additional Payment.


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
                  (3) No Offsets. No offsets against any assessments shall be permitted for any reason.

                  (4) Failure to Fix Regular Assessments. The failure by Landlord to fix regular assessments hereunder before or at the beginning of any year shall not be deemed a waiver or modification of any provision of this Lease or a release of Tenant from the obligation to pay such assessments or any installation thereof for that or any subsequent year, but the regular assessment then in effect shall continue until a new regular assessment is determined as herein provided.

                  (5) Insurance Proceeds Insufficient. If following damage or destruction to the Common Areas, the proceeds of insurance available to Landlord are insufficient to pay the full cost of repair, reconstruction and restoration of the damaged or destroyed portions of the Common Areas, Landlord may obtain any additional funds needed to repair, reconstruct and restore the Common Areas by means of a capital improvement assessment pursuant to Section 31.5(G) hereof.

                         (This is the end of Article 31)

                             ARTICLE 32 - INUREMENT

         Section 32.1. COVENANTS BIND AND INURE. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors, and assigns, except as otherwise provided herein.

                         (This is the end of Article 32)

                ARTICLE 33 - COMPLIANCE WITH ENVIRONMENTAL LAWS

Section 33.1. Definitions.

         A. "Environmental Laws": Those laws promulgated for the protection of human health or the environment, including but not limited to the following as the same are amended from time to time: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Water Act, 33 U.S.C.
Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Arizona Environmental Quality Act, Title 49 of the Arizona Revised Statutes; the Occupational Safety and Health Act of 1970, as amended, 84 Stat. 1590, 29 U.S.C. Sections 651-678; Maricopa County Air Pollution Control Regulations; Title 41,
Article 4, Archeological Discovery, Arizona Revised Statutes; and the regulations promulgated thereunder and any other laws, regulations and ordinances (whether enacted by the local, state or federal government) now in effect or hereinafter enacted that deal with the regulation or protection of human health and the environment, including the ambient air, ground water, surface water, and land use, including substrata soils.

         B. "Regulated Substances":


         (1) Any substance identified or listed as a hazardous substance, pollutant, hazardous material, or petroleum in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated thereto; and Underground Storage Tanks, U.S.C. Sections 6991 TO 6991i.

         (2) Any substance identified or listed as a hazardous substance, pollutant, toxic pollutant, petroleum, or as a hazardous special or solid waste in the Arizona Environmental Quality Act, A.R.S. Section 49-201 et seq.; including, but not limited to, the Water Quality Assurance Revolving Fund Act, A.R.S. Section 49-281 et seq.; the Solid Waste Management Act, A.R.S. Section 49-701 et seq.; the Underground Storage Tank Regulation Act, A.R.S. Section 49-1001 et seq.; and A.R.S. Section 49-851 TO 49-868.

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
         (3) All substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under any Environmental Law during the term of this Agreement.

         C. "RELEASE": Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

         Section 33.2. COMPLIANCE: Tenant shall, at Tenant's own expense, comply with all present and hereinafter enacted Environmental Laws, and any amendments thereto, affecting Tenant's operation on the Premises.

         Tenant shall not cause or permit any Regulated Substance to be used; generated, manufactured, produced, stored, brought upon, or released on, or under the Premises, or transported to or from the Premises, by Tenant, its agents, employees, contractors, invitees or a third party in a manner that would constitute or result in a violation of any Environmental Law or that would give rise to liability under an Environmental Law.

         Tenant may provide for the treatment of certain discharges regulated under the pretreatment ordinances pursuant to Chapter 28, of the Phoenix City Code or such other ordinances as may be promulgated and the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq.

         Section 33.3. INDEMNIFICATION.

         A. Tenant shall indemnify, defend and hold harmless, on demand, Landlord, its successors and assigns, its elected and appointed officials, employees, agents, boards, commissions, representatives, and attorneys, for, from and against any and all liabilities, obligations, damages, charges and expenses, penalties, suits, fines, claims, legal and investigation fees or costs, arising from or related to any claim or action for injury, liability, breach of warranty or representation, or damage to persons, property, the environment or the Premises and any and all claims or actions brought by any person, entity or governmental body, alleging or arising in connection with contamination of, or adverse effects, on, human health, property or the environment pursuant to any Environmental Law, the common law, or other statute, ordinance, rule, regulation, judgment or order of any governmental agency or judicial entity, which are incurred or assessed as a result, whether in part or in whole, of any use of the Premises during the term of this Lease or any previous uses of the Premises by Tenant or its owners or affiliated entities, agents, employees, invitees, contractors, visitors or licensees, unless caused by the negligence of Landlord, its agents, employees or contractors. Regardless of the date of termination of this Lease,

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
Tenant's obligations and liabilities under this Article 33 shall continue so long as the Landlord bears any liability or responsibility under the Environmental Laws for any use of the Premises during the term of this Lease. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial actions, removal or restoration work required or conducted by any federal, state or local governmental agency or political subdivision because of Regulated Substances located on the Premises or present in the soil or ground water on, or under the Premises. The parties agree that Landlord's right to enforce this covenant to indemnify is not an adequate remedy at law for Tenant's violation of any provision of this Article and that Landlord shall also have the rights set forth in this Article in addition to all other rights and remedies provided by law or otherwise provided for in this Lease.

         B. Without limiting the foregoing, if the presence of any Regulated Substance on, or under the Premises results in any contamination of the demised Premises or any adjacent real property during the term of this Lease, Tenant shall promptly take all actions at its sole cost and expense as are necessary to mitigate any immediate threat to human health or the environment. Tenant shall then undertake any further action necessary to return the Premises or other property to the condition existing prior to the introduction of any Regulated Substance to the Premises; provided that Landlord's written approval of such actions shall first be obtained. Tenant shall undertake such actions without regard to the potential legal liability of any other person, however, any remedial activities by Tenant shall not be construed as to impair Tenant's rights, if any, to seek contribution or indemnity from another person.

         C. Tenant shall, at Tenant's own cost and expense, make all tests, reports, studies and provide all information to any appropriate governmental agency as may be required pursuant to the Environmental Laws pertaining to Tenant's use of the. Premises. This obligation includes but is not limited to any requirements for a site characterization, site assessment and/or a cleanup plan that may be necessary due to any actual or potential spills or discharges of Regulated Substances on, or under the Premises, during the term of this Lease. At no cost or expense to Landlord, Tenant shall promptly provide all information requested by Landlord pertaining to the applicability of the Environmental Laws to the Premises, to respond to any governmental investigation, or to respond to any claim of liability by third parties which is related to environmental contamination alleged to have occurred since the Commencement Date.

         In addition, Landlord shall have the right to access, within ten (10) days of Tenant's receipt of written request, and copy any and all records, test results, studies and/or

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
other documentation, other than trade secrets, regarding environmental conditions relating to the use, storage, or treatment of Regulated Substances by the Tenant on, or under the Premises.

         D. Tenant shall immediately notify Landlord of any of the following:
(1) any correspondence or communication from any governmental agency regarding the application of Environmental Laws to the Premises or Tenant's use of the Premises, (2) any change in Tenant's use of the Premises that will change or has the potential to change Tenant's or Landlord's obligations or liabilities under Environmental Laws, and (3) any assertion of a claim or other occurrence for which Tenant may incur an obligation under this Article.

         E. Tenant shall insert the provisions of this Article 33 in any sublease agreement or contract by which it grants a right or privilege to any person, firm or corporation under this Lease.

         F. Tenant shall, at its own expense, obtain and comply with any permits or approvals that are required or may become required as a result of any use of the Premises by the Tenant, its agents, employees, contractors, invitees and assigns.

         G. Tenant shall obtain and maintain compliance with any applicable financial responsibility requirements of federal and/or state law regarding the ownership or operation of any underground storage tank(s) or any device used for the treatment or storage of a Regulated Substance and present evidence thereof to Landlord, as may be applicable.

Section 33.4. Noncompliance.

         A. Tenant's failure or the failure of its agents, employees, contractors, invitees or of a third party to comply with any of the requirements and obligations of this Article 33 or applicable Environmental Law shall constitute a material default of this Lease. Notwithstanding any other provision in this Lease to the contrary, Landlord shall have the right of "self-help" or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs, arising from or related to a violation of Environmental Law on, or under the Premises, without waiving any of its rights under this Lease. The exercise by the City of any of its rights under this Article shall not release Tenant from any obligation it would otherwise have hereunder.

         B. The covenants in this Article 33 shall survive the expiration or earlier termination of this Lease.

                         (This is the end of Article 33)

                         ARTICLE 34 - UNAVOIDABLE DELAY

         Section 34.1. UNAVOIDABLE DELAY; EXTENSION OF TIME OF PERFORMANCE. In addition to specific provisions of this Lease, performance by any party hereunder shall not be deemed to be in default where delays or defaults are due to war; insurrection; strikes, lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy; epidemics; quarantine restrictions; freight embargoes; lack of transportation; governmental restrictions or priority(except for restrictions or priority of Landlord acting in its proprietary capacity); litigation; unusually severe weather; inability (when either party is faultless) of any contractor, subcontractor or supplier; acts of the other party. A lack of funds or inability to obtain funds shall not be included in this definition of Unavoidable Delays. An extension of time for any such cause shall only be for the period of the enforced delay, which period shall commence to run from the time of the commencement of the cause. If, however, notice by the party claiming such extension is sent to the other parties more than thirty (30) days after the commencement of the cause, the period shall commence to run only thirty (30) days prior to the giving of such notice. Times of performance under this Lease may also be extended in writing by the parties hereto.

                         (This is the end of Article 34)

                ARTICLE 35 - OPTION TO LEASE ADDITIONAL PROPERTY


         Section 35.1 OPTION to LEASE. Landlord hereby grants to Tenant the right to lease ("Option") an additional parcel of real property ("Option Parcel") adjacent to the Premises, depicted in the Parcel Map as "Option Parcel", according to the terms and conditions hereinafter set forth, at no additional cost for the Option. Tenant understands and agrees that this Option may only be exercised by Tenant and is not transferrable except in connection with an assignment of Tenant's entire interest in this Lease in compliance with the provisions of Section 17.1.

         Section 35.2. EXERCISE OF OPTION. The Option granted herein shall become effective and Tenant shall have the right to exercise the Option hereunder at any time within six (6) years after the Commencement Date of this Lease or five (5) years after issuance of a certificate of occupancy for the New Building, whichever first occurs ("Option Period"), provided that Tenant's right to exercise the Option shall be conditioned upon Tenant not being in default under this Lease or under any other lease or subsidiary agreement between Landlord and Tenant regarding or relating to the Premises. All rights in favor of Tenant with respect to the Option Parcel shall be forever extinguished if the Option is not exercised during the Option Period.

         The Option granted herein may be exercised by Tenant at any time during the Option Period by Tenant delivering written notice of exercise to Landlord, along with a legal description of the Option Parcel and a conceptual site plan, each prepared at Tenant's sole expense, which shall both have been approved by Landlord.

         Section 35.3. TENANT'S MAINTENANCE OBLIGATIONS AND RESTRICTIONS ON ENTRY. During the Option Period, Tenant shall be responsible for all maintenance and upkeep for the Option Parcel. The Parcel shall be kept and maintained in a neat, clean and well-groomed manner.

         Tenant's entry upon and use of the Option Parcel during the Option Period is limited to landscaping, landscape and site maintenance for the construction and use of a driveway pursuant to the provisions of Section 10.8 above and for site investigation pursuant to Landlord's written authorization. Entry upon or use of the Option Parcel for any other purpose shall only be with prior written consent of Landlord.

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
         Section 35.4. OPTION PARCEL LEASE. Subject to the provisions of Section
35.5 below, for conveyance of the Option Parcel leasehold Landlord and Tenant shall execute, at Tenant's option, either an amendment to this Lease or a separate Unsubordinated Development Lease substantially in the form of this Lease, except as hereinafter provided. The amendment or new lease shall include the following terms and conditions:

         A. The Rental Period for the Option Parcel, including any Renewal Options, shall expire concurrently with the term of this Lease and any Renewal Options exercised in accordance with Section 1.4.

         B. Rent payments shall begin for the Option Parcel one year after the Option Parcel is leased. The annual Net Rent for the Option Parcel shall start at the rate listed in Exhibit C for the Lease Year in which the rent payments begin, increasing thereafter as set forth in the schedule.

         C. The Option Parcel may only be devoted to the uses and shall be subject to the terms and conditions set forth in Section 8.2 of this Lease.

         D. Construction must begin on the Option Parcel within six (6) months after exercise of the Option.

         Section 35.5. CONVEYANCE OF OPTION PARCEL LEASEHOLD

         A. TITLE INSURANCE

         Within thirty (30) days following Tenant's exercise of the Option as prescribed above, Landlord and Tenant shall request a preliminary title commitment from Lawyers Title Company of Arizona, Inc., or other title insurance company acceptable to Landlord, reflecting the condition of title in anticipation of the issuance of an owner's extended leasehold title insurance policy prior to exercise of the Option; provided, however, that Landlord shall be under no obligation to cure any title exceptions contained therein.

         Landlord and Tenant shall each pay half of the following fees and costs in connection with conveyance of the Option Parcel leasehold:

         (i) The cost of any standard form title insurance policy. Tenant shall pay for any special endorsements or extended coverage desired by Tenant.

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
         (ii)     Recording fees.

         (iii)    Notary fees.

         B. Conveyance of Leasehold Interest and Delivery of Possession

         Landlord and Tenant agree to perform all acts necessary for conveyance in sufficient time for the property interest to be conveyed within a reasonable time after exercise of the Option.

         Possession shall be delivered to Tenant concurrently with the conveyance of the leasehold interest.

         (C) Execution of Documents by Landlord

         Subject to any mutually agreed upon extensions of time, Landlord shall execute the Development Lease and the Memorandum of Lease (or Lease Amendment, as applicable) upon receipt of all fees and other amounts required to be paid by Tenant.

         D. Recordation of Documents

         Landlord shall file the Memorandum of Lease or Lease Amendment and any other instruments which are necessary and proper to vest the leasehold interest for recordation among the land records in the Office of the County Recorder for Maricopa County, State of Arizona. The Development Lease shall not be recorded.

         E. Taxes and Assessments

         Ad valorem taxes and assessments, if any, on the Option Parcel and taxes upon the Option Parcel for any period prior to the conveyance of the leasehold and other interests thereto, shall be borne by Landlord. Any taxes and assessments levied, assessed or imposed during the term of the leasehold shall be borne by Tenant.

                         (This is the end of Article 35)

         The parties have caused this instrument to be duly executed this 5 day of February, 2001.


                                    LANDLORD:

                                    CITY OF PHOENIX, a municipal corporation
                                    FRANK FAIRBANKS, City Manager

                                    By: /s/ Patrick Grady
                                       --------------------------
                                    Its: Community and Economic
                                         Development Director
                                        -------------------------

ATTEST: /s/ Vicky Miel
-----------------------------
City Clerk



APPROVED AS TO FORM:




/s/ [ILLEGIBLE SIGNATURE]
-----------------------------
Acting City Attorney JLB


                                     TENANT: AMERICA WEST AIRLINES, INC.
                                              a Delaware corporation


                                             By: /s/ William A. Franke
                                                 -------------------------
                                            Its: Chairman & CEO
                                                 -------------------------

                                                                   Exhibit 10.45

                                      EXHIBIT "A"
                                      PAGE 1 OF 5

                           AMERICA WEST LEGAL DESCRIPTION

                                   LEASEHOLD PARCEL

PARCEL A

    That portion of Lot 9, PHOENIX SKY HARBOR CENTER PHASE I, according to Book 341 of Maps, Page 37, records of Maricopa County, Arizona, located in a portion of the South half of Section 10, Township 1 North, Range 3 Past, Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows:

    COMMENCING at the Southeast corner of said Section 10;

    thence North 89 degrees 40 minutes 53 seconds West, along the South line of said Section 10, a distance of 2413.62 feet;

    thence North 00 degrees 14 minutes 07 seconds East, a distance of 60.05 feet to the Southeast corner of said Lot 9, and the POINT OF BEGINNING;

    thence continuing North 00 degrees 14 minutes 07 seconds East, along the Westerly Right-of-Way line of the I-10 Freeway, a distance of 115.02 feet to the beginning of a non-tangent curve concave Easterly whose radius point bears North 46 degrees 17 minutes 56 seconds East;

    thence Northerly along the arc of said curve, to the right, having a central angle of 31 degrees 44 minutes 50 seconds and a radius of 730.26 feet for an arc distance of 404.63 feet to the beginning of a curve whose radius point bears North 78 degrees 02 minutes 47 seconds East;

    thence Northerly along the arc of said curve, to the right, having a central angle of 36 degrees 59 minutes 47 seconds and a radius of 740.76 feet for an arc distance of 478.32 feet to a non-tangent line;

    thence departing said Westerly Right-of-Way line, along the South line of property leased to Wyle Laboratories in instrument recorded as 94-0735726, of Official Records, North 89 degrees 44 minutes 07 seconds West (North 89 degrees 42 minutes 38 seconds West Record), a distance of 800.24 feet;

    thence South 00 degrees 00 minutes 02 seconds West, a distance of 916.37 feet the South line of said Lot 9;

    thence South 87 degrees 24 minutes 59 seconds last along said South line, a distance of 128.36 feet;

    thence South 89 degrees 58 minutes 46 seconds East along said South line, a distance of 594.94 feet;

    thence South 03 degrees 42 minutes 28 seconds West along said South line, a distance of 15.26 feet;

    thence South 89 degrees 40 minutes 53 seconds East along said South line, a distance of 210.46 feet to the POINT OF BEGINNING.

                                      EXHIBIT "A"
                                      PAGE 2 OF 5

                            AMERICA WEST LEGAL DESCRIPTION

                                    OPTION PARCEL

PARCEL B

    Lot 9, of PHOENIX SKY HARBOR CENTER PHASE 1, according to Book 341 of Maps, Page 37, records of Maricopa County, Arizona, located in a portion of the South half of Section 10, Township 1 North, Range 3 East, Gila and Salt River Base and Meridian, Maricopa County, Arizona.

    EXCEPTING therefrom, any portion lying within the following three parcels, all being portions of Lot 9, of PHOENIX SKY HARBOR CENTER PHASE 1, according to Book 341 of Maps, Page 37, records of Maricopa County, Arizona, and further described as follows:

EXCEPTION PARCEL 1

    COMMENCING at the Southeast corner of said Section 10;

    thence North 89 degrees 40 minutes 53 seconds West, along the South line of said Section 10, a distance of 2413.62 feet;

    thence North 00 degrees 14 minutes 07 seconds East, a distance of 60.05 feet to the Southeast corner of said Lot 9, and the POINT OF BEGINNING;

    thence continuing North 00 degrees 14 minutes 07 seconds East, along the Westerly Right-of-Way line of the I-10 Freeway, a distance of 115.02 feet to the beginning of a non-tangent curve concave Easterly whose radius point bears North 46 degrees 17 minutes 56 seconds East;

    thence Northerly along the arc of said curve, to the right, having a central angle of 31 degrees 44 minutes 50 seconds and a radius of 730.26 feet for an arc distance of 404.63 feet to the beginning of a curve whose radius point bears North 78 degrees 02 minutes 47 seconds East;

    thence Northerly along the arc of said curve, to the right, having a central angle of 36 degrees 59 minutes 47 seconds and a radius of 740.76 feet for an arc distance of 478.32 feet to a non-tangent line;

    thence departing said Westerly Right-of-Way line, along the South line of property leased to Wyle Laboratories in instrument recorded as 94-0735726, of Official Records, North 89 degrees 44 minutes 07 seconds West (North 89 degrees 42 minutes 38 seconds West Record), a distance of 800.24 feet;

    thence South 00 degrees 00 minutes 02 seconds West, a distance of 916.37 feet the South line of said Lot 9;

    thence South 87 degrees 24 minutes 59 seconds East along said South line, a distance of 128.36 feet;

                                                                  CONTINUED ....

                                   EXHIBIT "A"
                                  PAGE 3 OF 5

    thence South 89 degrees 58 minutes 46 seconds East along said South line, a distance of 594.94 feet;

    thence South 03 degrees 42 minutes 28 seconds West along said South line, a distance of 15.26 feet;

    thence South 89 degrees 40 minutes 53 seconds East along said South line, a distance of 210.46 feet to the POINT OF BEGINNING.

EXCEPTION PARCEL 2

    COMMENCING at the Northeast corner of Lot 9;

    thence North 89 degrees 42 minutes 38 seconds West along the North line of Lot 9, 858.05 feet to a point on the arc of a circle, the center of which bears South 00 degrees 17 minutes 22 seconds West 581.62 feet therefrom;

    thence Southwesterly along said arc, through a central angle of 06 degrees 24 minutes 58 seconds, a distance of 65.13;

    thence South 00 degrees 18 minutes 51 seconds West (South 00 degrees 17 minutes 22 seconds West Record) 583.18 feet;

    thence South 89 degrees 42 minutes 38 seconds East 750.24 feet (750.16 feet Record) to a point on the East line of said Lot 9, said point being on the arc of a second curve, the center of which bears South 62 degrees 34 minutes 54 seconds East (South 65 degrees 01 minutes 46 seconds East Record) 740.76 feet therefrom;

    thence Northeasterly along said second arc through a central angle of 02 degrees 26 minutes 14 seconds, a distance of 31.51 feet;

    thence North 27 degrees 25 minutes 07 seconds East (North 27 degrees 25 minutes 42 seconds East Record) 244.41 feet;

    thence North 26 degrees 26 minutes 04 seconds East (North 26 degrees 26 minutes 39 seconds East Record) 109.88 feet;

    thence North 00 degrees 05 minutes 23 seconds East (North 00 degrees 05 minutes 58 seconds East Record) 24.35 feet to the POINT OF BEGINNING



                                                                  CONTINUED ....

                                   EXHIBIT "A"
                                   PAGE 4 OF 5

EXCEPTION PARCEL 3

    COMMENCING at the Northeast corner of Lot 9;

    thence North 89 degrees 42 minutes 38 seconds West along the North line of Lot 9, 858.05 feet to a point on the arc of a circle, the center of which bears South 00 degrees 17 minutes 22 seconds West 581.62 feet therefrom;

    thence Southwesterly along said arc, through a central angle of 06 degrees 24 minutes 58 seconds, a distance of 65.13 feet, to the TRUE POINT OF BEGINNING;

    thence South 00 degrees 18 minutes 51 seconds West 583.18 feet;

    thence North 89 degrees 44 minutes 07 seconds West 628.63 feet to a point on the West line of said Lot 9, said point being on the arc of a second curve, the center of which bears South 77 degrees 49 minutes 50 seconds East
    581.62 feet therefrom;

    thence Northeasterly along said second arc through a central angle of 32 degrees 59 minutes 03 seconds, a distance of 334.83 feet;

    thence North 4.5 degrees 10 minutes 42 seconds East 176.27 feet to a point on the arc of a third curve, the center of which bears South 44 degrees 50 minutes 47 seconds East 581.62 feet therefrom;

    thence Northeasterly along said third curve, through a central angle of 38 degrees 43 minutes 10 seconds, a distance of 393.05 feet to the POINT OF BEGINNING.

                                     EXHIBIT "A"
                                   PAGE 5 OF 5
                             AMERICA WEST LEGAL DESCRIPTION

                                     ACCESS PARCEL

ACCESS PARCEL

    That portion of Lot 9, PHOENIX SKY HARBOR CENTER PHASE 1, according to Book 341 of Maps, Page 37, records of Maricopa County, Arizona, located in a portion of the South half of Section 10, Township 1 North, Range 3 East, Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows:

    COMMENCING at the Southeast corner of said Section 10;

    thence North 89 degrees 40 minutes 53 seconds West along the South line of said Section 10, a distance of 2413.62 feet;

    thence North 00 degrees 14 minutes 07 seconds East, a distance of 60.05 feet to the Southeast corner of said Lot 9;

    thence continuing North 00 degrees 14 minutes 07 seconds East along the Westerly Right-of-Way line of the I-10 Freeway, a distance of 115.02 feet to the beginning of a non-tangent curve concave Easterly whose radius point bears North 46 degrees 17 minutes 56 seconds East;

    thence Northerly along the arc of said curve, to the right, having a central angle of 31 degrees 44 minutes 50 seconds and a radius of 730.26 feet for an arc distance of 404.63 feet to the beginning of a curve whose radius point bears North 78 degrees 02 minutes 47 seconds East;

    thence Northerly along the arc of said curve, to the right, having a central angle of 36 degrees 59 minutes 47 seconds and a radius of 740.76 feet for an arc distance of 478.32 feet to a non-tangent line;

    thence departing said Westerly Right-of-Way line, North 89 degrees 44 minutes 07 seconds West, a distance of 800.24 feet to the POINT OF BEGINNING;

    thence South 00 degrees 00 minutes 02 seconds West, a distance of 40.00 feet;

    thence North 89 degrees 44 minutes 07 seconds West, a distance of 585.78 feet to the West line of said Lot 9, and the beginning of a non-tangent curve whose radius bears South 81 degrees 51 minutes 39 seconds East;

    thence Northeasterly along the are of said curve, to the right, having a central angle of 04 degrees 00 minutes 02 seconds and a radius of 581.62 feet for an arc distance of 40.61 feet to a non-tangent line;

    thence departing the West line of said Lot 9, South 89 degrees 44 minutes 07 seconds East, a distance of 578.63 feet to the POINT OF BEGINNING.

                                   EXHIBIT B
                                   PARCEL MAP


                     [MAP OF PARCEL DESCRIBED IN EXHIBIT A]

Exhibit C

                              ANNUAL RENT SCHEDULE

                          Year         Annual Rent per
                                         Square Foot
                      ====================================


                                  [...***...]





                                            *** CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT D

Preliminary Tenant's Concept Plans including site plan, exterior excavation plan, landscaping plan, and parking and driveway plan.

                                    EXHIBIT E

                             CITY CONTRACT NO. 91518

                      AUTHORIZATION TO ENTER CITY PROPERTY
                           (Driveway Access Agreement)

             AUTHORIZATION is hereby granted by the CITY OF PHOENIX, a municipal corporation, ("City") to America West Airlines, Inc., a Delaware corporation authorized to do business in Arizona ("America West"), to enter upon that certain real property owned by the City at Phoenix Sky Harbor Center ("Access Parcel"), as depicted in Exhibit A, attached hereto and incorporated herein by this reference.

             Entry by America West is for the sole purpose of enabling America West to construct, maintain and use a driveway from Sky Harbor Circle North to land leased by the City to America West pursuant to the Unsubordinated Ground Lease executed this date by the City and America West (the "Lease") across the northern portion of the Option Parcel, as defined in the Lease.

             This authorization is nonexclusive and is granted subject to the following terms and conditions:

             1. The term of this authorization shall be from the date of execution through the expiration or termination of the Lease or until America West leases the Option Parcel from the City, whichever first occurs.

             2. The driveway shall be constructed (in accordance with plans approved by the Architectural Committee) and maintained by America West at its sole cost and expense. The City may, in its discretion at any time, provide alternate access at a location to be determined by the City and a replacement driveway will be constructed at no cost to America West.

             3. America West hereby agrees to indemnify and hold harmless the City, its departments, agencies, officers, or employees from all suits, actions, loss, liability, cost, damage or expense of any character or any nature related to the death of any person or any accident, injury, loss or damage resulting from any activity, condition or event arising out of the performance or nonperformance of any provision of this Authorization by America West or in the exercise of this Authorization by America West, any of its agents or independent contractors. This indemnification shall include, in the event of any such action, court costs, expenses of litigation and reasonable attorneys' fees.

             America West shall furnish, or cause to be furnished, to the City prior to the execution of this Authorization, duplicate originals or appropriate certificates of bodily injury and property damage insurance policies, covering the above described real property and improvements thereon in the amount of at least $1,000,000.00 single limit for public liability and property damage, with the City of Phoenix as an additional insured; said certification to read: "The City of Phoenix, a municipal corporation, is an additional insured for the parcel described in the attached legal description." The insurance policy shall provide that coverage is primary and shall not be reduced or canceled until after thirty (30) days prior written notice of cancellation or reduction be served upon the City in the manner provided in paragraph 16 herein.

             4. America West shall maintain the Access Parcel in a neat, clean and safe condition free of any holes, obstructions or debris. America West shall repair any damage to the Access Parcel resulting from its use.

             5. America West shall comply with all federal, state and local laws, regulations and guidelines in the use of hazardous materials and waste, petroleum products and inflammable and explosive materials on the Access Parcel. Such materials and products may not be stored on the Access Parcel. America West shall be liable for the cleanup and elimination of all hazardous conditions, materials or waste resulting from the use of the Access Parcel by America West and hereby indemnifies City for all costs incurred by City for America West's failure to perform this obligation. Oil brought onto the Access Parcel by America West, its agents, employees, contractors, licensees or invitees must be immediately removed from the site and disposed of properly after use. Under no circumstances will oil be changed on the Access Parcel or left there in containers. This provision shall survive the termination of this Authorization and shall apply to any hazardous material, waste or other conditions caused by the use or activities of America West, its agents, employees, contractors, licensees or invitees.

             6. Any supplier in performing under this contract, shall not discriminate against any worker, employee or applicant, or any member of the public, because of race, color, religion, gender, sexual orientation, national origin, age or disability, nor otherwise commit an unfair employment practice. America West will take affirmative action to ensure that applicants are employed, and that employees are dealt with during employment without regard to their race, religion, gender, sexual orientation, national origin, age or disability. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. America West further agrees that this clause will be incorporated in all subcontracts entered into with suppliers of materials or services, and all labor organizations furnishing skilled, unskilled and union labor, or who may perform any such labor or services in connection with this contract.

             7. Except in connection with an assignment or sublease which is permitted pursuant to the terms of the Lease, the rights granted by this revocable Authorization shall not be assigned, nor shall any of the rights or privileges herein granted or authorized be leased, assigned, sold or transferred, either in whole or in part, without the express written consent of the City.

             8. Except as otherwise provided in the Lease, America West shall have no recourse whatsoever against the City or its officials, boards, agents or employees for any loss, costs, expenses or damage arising out of any of the conditions or provisions of this revocable Authorization or because of any defects in the revocable Authorization, or should America West be lawfully deprived of the use and possession of the property heretofore described.

             9. America West shall keep the Access Parcel free and clear of all mechanics', materialsmen's, contractors' or subcontractors' liens arising from America West's use or occupancy of the Access Parcel by America West or its agents.

             10. America West, its officers, employees, agents, contractors, licensees and invitees will hold all of its or their vehicles, materials and equipment on the Access Parcel at the sole risk of America West and save the City harmless from any loss or damage thereto by any cause whatsoever.

             11. Notwithstanding the provisions of Paragraph 1 herein, this Authorization shall terminate immediately without further notice from the City if America West commits any breach of the terms and conditions contained herein and fails to cure said breach within any applicable period for cure set forth in the Lease after written notice thereof by City. In the event that America West holds over its possession of the Access Parcel beyond the expiration or prior termination hereof, America West agrees that it will pay City fair market rent for the use of the property and will be responsible for all costs, expense and damages, including reasonable attorney's fees, incurred by City as a result of

America West's unauthorized use of the Access Parcel and for the restoration of the Access Parcel.

             12. America West shall peaceably surrender the Access Parcel on the expiration of this Authorization or earlier termination as provided herein, and the Access Parcel shall be in as good condition as at the commencement of the authorization term subject to reasonable wear and tear and the elements.

             13. Upon expiration of the term of this Authorization or upon such earlier termination as provided herein, it shall be lawful for City to reenter and repossess the Access Parcel without process of law, and America West, in such event, does hereby waive any demand for possession thereof, and agrees to surrender and deliver the Access Parcel peaceably to the City immediately upon such expiration of term or termination.

             14. Formal notices, demands and communications shall be sufficiently given if dispatched by registered or certified mail, postage prepaid, return receipt requested, by facsimile transmission or by personal delivery with receipts provided to both parties, to the principal offices of each party addressed as follows:

      City:              Administrator
                         Central City Division
                         Community and Economic Development Department 200 West Washington Street, 20th Floor
                         Phoenix, Arizona 85003-1611
                         FAX: (602) 495-5097

      America West:      Corporate Real Estate
                         America West Airlines
                         4000 East Sky Harbor Blvd.
                         Phoenix, AZ 85034
                         FAX: (480) 693-0800

Such written notices, demands and communications may be sent in the same manner to such other addresses as any party may from time to time designate by mail as provided in this paragraph.

             15. All parties hereto acknowledge that this Authorization is subject to cancellation pursuant to the provisions of Section 38-511, Arizona Revised Statutes.

             DATED this _______ day of __________________, 2001.

                               CITY OF PHOENIX, a municipal
                                 corporation
                               FRANK FAIRBANKS, City Manager



                               By [NOT FOR EXECUTION]
                                  _____________________________________________
                                  Patrick Grady, Director
                                  Community and Economic Development Department

ATTEST:

___________________________
       City Clerk

   APPROVED AS TO FORM:



___________________________
      City Attorney

                                     America West Airlines, Inc.
                                       a Delaware corporation

                                     By  [NOT FOR EXECUTION]
                                         _________________________________

                                     Its _________________________________